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                          AGREEMENT AND PLAN OF MERGER

                          dated as of January 22, 2001

                                 by and between

                           CHARTER ONE FINANCIAL, INC.

                         CHARTER MICHIGAN BANCORP, INC.

                                       and

                                ALLIANCE BANCORP











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                                TABLE OF CONTENTS

                                                                             Tab


                                    ARTICLE I
                               CERTAIN DEFINITIONS

1.01     Certain Definitions...................................................1

                                   ARTICLE II
                                 THE TRANSACTION

2.01     The Company Merger....................................................8
2.02     Bank Merger...........................................................9
2.03     Effective Date and Effective Time.....................................9

                                   ARTICLE III
                       CONSIDERATION; EXCHANGE PROCEDURES

3.01     Merger Consideration..................................................9
3.02     Rights as Alliance Shareholders; Stock Transfers.....................10
3.03     Fractional Shares....................................................10
3.04     Exchange Procedures..................................................10
3.05     Anti-Dilution Provisions.............................................12
3.06     Dissenting Shares....................................................12
3.07     Alliance Stock Options...............................................13

                                   ARTICLE IV
                           ACTIONS PENDING TRANSACTION

4.01     Forbearances of Alliance.............................................14
4.02     Forbearances of COFI.................................................18

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

5.01     Disclosure Schedules.................................................19
5.02     Standard.............................................................19
5.03     Representations and Warranties of Alliance...........................19
5.04     Representations and Warranties of COFI...............................31





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                                   ARTICLE VI
                                    COVENANTS

6.01     Reasonable Best Efforts..............................................37
6.02     Alliance Shareholder Approval........................................37
6.03     Registration Statement...............................................37
6.04     Press Releases.......................................................38
6.05     Access; Information..................................................39
6.06     Acquisition Proposal.................................................40
6.07     Affiliate Agreements.................................................40
6.08     Takeover Laws........................................................41
6.09     Conforming Entries...................................................41
6.10     Systems Integration..................................................41
6.11     Listing..............................................................42
6.12     Regulatory Applications..............................................42
6.13     Officers' and Directors' Insurance; Indemnification..................42
6.14     Benefit Plans........................................................44
6.15 Senior Officer Employment and Senior Officer Executive Agreements; Change in Control Agreements; SERP; Deferred Compensation Plans;
         Grantor Trust........................................................45
6.16     Alliance General Severance Plan......................................47
6.17     Advisory Board Membership............................................48
6.18     COFI Liquidated Damages..............................................48
6.19     Notification of Certain Matters......................................48

                                   ARTICLE VII
                CONDITIONS TO CONSUMMATION OF THE COMPANY MERGER

7.01     Conditions to Each Party's Obligation to Effect the Company Merger...49
7.02     Conditions to Obligation of Alliance.................................50
7.03     Conditions to Obligation of COFI and Charter Michigan................50

                                  ARTICLE VIII
                                   TERMINATION

8.01     Termination..........................................................52
8.02     Effect of Termination and Abandonment................................53

                                   ARTICLE IX
                                  MISCELLANEOUS

9.01     Survival.............................................................53
9.02     Waiver; Amendment....................................................53



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9.03     Counterparts.........................................................53
9.04     Governing Law........................................................53
9.05     Expenses.............................................................53
9.06     Notices..............................................................54
9.07     Entire Understanding; No Third Party Beneficiaries...................55
9.08     Interpretation; Effect...............................................55



                                LIST OF EXHIBITS

EXHIBIT A         Form of Stock Option Agreement
EXHIBIT B         Form of Support Agreement
EXHIBIT C         Form of Subsidiary Plan of Merger
EXHIBIT D         Form of Alliance Affiliate Agreement
EXHIBIT E         Form of COFI Employment Agreement with Fredric G. Novy
EXHIBIT F         Form of COFI Employment Agreement with Kenne P. Bristol
EXHIBIT G         Form of Alliance General Severance Plan




                                       ii

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         AGREEMENT  AND PLAN OF  MERGER,  dated as of  January  22,  2001  (this
"Agreement"), by and between Charter One Financial, Inc. ("COFI"), Charter Michigan Bancorp, Inc., a wholly-owned first-tier Subsidiary of COFI ("Charter Michigan") and Alliance Bancorp ("Alliance").

                                                     RECITALS

         A. COFI. COFI is a Delaware corporation, having its principal place of business in Cleveland, Ohio.

         B. Charter Michigan. Charter Michigan is a Michigan corporation, having its principal place of business in Dearborn, Michigan.

         C. Alliance. Alliance is a Delaware corporation, having its principal place of business in Hinsdale, Illinois.

         D. Stock Option Agreement. As an inducement to the willingness of COFI to enter into this Agreement , Alliance has agreed to grant to COFI on the date hereof an option pursuant to a stock option agreement ("Stock Option Agreement"), in the form of Exhibit A.

         E. Support Agreements. As a further inducement to the willingness of COFI to enter into this Agreement, each director and executive officer of Alliance has agreed to enter into a support agreement with COFI (each a "Support Agreement") on the date hereof, in the form of Exhibit B.

         F. Intentions of the Parties. It is the intention of the parties that the combination of Alliance and Charter Michigan be accounted for under the "purchase method of accounting" and that each of the business combinations contemplated herein be treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         G. Board Action. The Board of Directors of each of the parties has determined that it is in the best interests of their respective companies and their shareholders to the consummate business combinations contemplated herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:
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


     "Acquisition Proposal" means a proposal to engage in, or a public announcement to engage in, or a filing with the SEC or any Regulatory Authority with respect to, any of the following: (a) a merger, consolidation or any similar transaction involving Alliance or Liberty Federal (other than the Transactions), (b) a purchase, lease or other acquisition of all or a substantial portion of the assets of Alliance or Liberty Federal, (c) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing more than 15% of the voting power of Alliance, (d) a tender or exchange offer to acquire securities representing more than 19.9% of the voting power of Alliance or (e) a public proxy or consent solicitation made to the shareholders of Alliance seeking proxies in opposition to this Agreement or the Company Merger.

     "Administrator" means the chief officer of the Michigan Department of Commerce.

     "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

     "Alliance" has the meaning set forth in the preamble to this Agreement.

     "Alliance Affiliate" has the meaning set forth in Section 6.07(a).

     "Alliance Arrangements" has the meaning set forth in Section 6.14(a).

     "Alliance Board" means the Board of Directors of Alliance.

     "Alliance By-Laws" means the Bylaws of Alliance.

     "Alliance Certificate" means the Certificate of Incorporation of Alliance.

     "Alliance Common Stock" means the common stock, par value $0.01 per share, of Alliance.

     "Alliance Grantor Trust" means the Alliance and Liberty Federal Trust for the Alliance SERP and the Liberty Federal Deferred Compensation Plans dated June 15, 1998.

     "Alliance Meeting" has the meaning set forth in Section 6.02.

     "Alliance Preferred Stock" means the preferred stock, par value $0.01 per share, of Alliance.

     "Alliance Senior Officer Employment Agreements" means the employment agreements between Liberty Federal, Alliance, as guarantor, and each of Fredric
G. Novy and Kenne P. Bristol dated April 16, 1998.




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     "Alliance Senior Officer Executive Agreements" means the Alliance executive agreements between Alliance and each of Fredric G. Novy and Kenne P. Bristol dated April 16, 1998, as amended on January 18, 2001, respectively.

     "Alliance  SERP"  means  the  Executive   Supplemental   Retirement  Income
Agreement entered into by Alliance and Liberty Federal, dated April 16, 1998.

     "Alliance Stock" means, collectively, Alliance Common Stock and Alliance Preferred Stock.

     "Alliance Stock Option" has the meaning set forth in Section 3.07(a).

     "Alliance Stock Option Exchange Ratio" means .7200 plus a decimal amount (not to exceed four digits) determined by dividing $5.25 by the average closing sale price of a share of COFI Common Stock on the NYSE for the 10 trading days immediately preceding the Effective Date (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source).

     "Alliance Stock Plans" means the stock option plans  disclosed  pursuant to
Section 5.03(m) of Alliance's Disclosure Schedule.

     "Bank Merger" has the meaning set forth in Section 2.02.

     "Burns Employment Agreement" means that certain Employment Agreement between Alliance and Edward J. Burns dated February 10, 1997, as amended pursuant to a written amendment dated January 18, 2001.

     "Cash Consideration" has the meaning set forth in Section 3.01(a).

     "Charter" has the meaning set forth in Section 6.13(b).

     "Charter Michigan" has the meaning set forth in the preamble to this Agreement.

     "Charter Michigan Board" means the Board of Directors of Charter Michigan.

     "Charter One Bank" has the meaning set forth in Section 2.02.

     "Code" has the meaning set forth in the Recitals to this Agreement.

     "COFI" has the meaning set forth in the preamble to this Agreement.

     "COFI Board" means the Board of Directors of COFI.

     "COFI Common Stock" means the common stock, par value $0.01 per share, of COFI.




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     "COFI Rights  Agreement" means that certain Rights  Agreement  between COFI and The First National Bank of Boston, as Rights Agent, dated November 20, 1989, as amended and restated on October 20, 1999.

     "Commissioner" means the Illinois Commissioner of Banks and Real Estate.

     "Company Merger" has the meaning set forth in Section 2.01(a).

     "Compensation and Benefit Plans" has the meaning set forth in Section 5.03(m).

     "Continuing Employees" has the meaning set forth in Section 6.14(c).

     "Delaware Secretary" means the Secretary of State of the State of Delaware.

     "DGCL" means the Delaware General Corporation Law.

     "Disclosure Schedule" has the meaning set forth in Section 5.01.

     "Dissenting Shares" means any shares of Alliance Common Stock whose holder becomes entitled to the fair value of such shares under the DGCL.

     "DOJ" means the United States Department of Justice.

     "DOL" means the United States Department of Labor.

     "Effective Date" has the meaning set forth in Section 2.03.

     "Effective Time" has the meaning set forth in Section 2.03.

     "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Authority relating to (a) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (b) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.1101, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws, and (ii) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.


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

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" has the meaning set forth in Section 5.03(m).

     "ERISA Affiliate Plan" has the meaning set forth in Section 5.03(m).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Exchange Agent" has the meaning set forth in Section 3.04(a).

     "Exchange Fund" has the meaning set forth in Section 3.04(a).

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FRB" means the Board of Governors of the Federal Reserve System.

     "Governmental   Authority"  means  any  court,   administrative  agency  or
commission  or  other  federal,   state  or  local  governmental   authority  or
instrumentality.

     "Indemnified Parties" has the meaning set forth in Section 6.13(c).

     "Insurance Amount" has the meaning set forth in Section 6.13(a).

     "IRS" means the Internal Revenue Service.

     "Liberty Federal" has the meaning set forth in Section 2.02.

     "Liberty Federal Change in Control Agreements" means the 16 Special Termination Agreements between Liberty Federal and certain of its employees, each dated January 10, 2001, as disclosed pursuant to Section 5.03(m) of the Alliance Disclosure Schedule.

     "Liberty Federal Deferred Compensation Plans" means the Director Deferred Compensation Plan and Executive Deferred Compensation Plan of Liberty Federal, each dated April 16, 1998.

     "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

     "Material Adverse Effect" means, with respect to COFI or Alliance, any effect that (i) is material and adverse to the financial position, results of operations, business, or operations of COFI and its Subsidiaries taken as a whole or Alliance and its Subsidiaries taken as a whole, respectively, or (ii)



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would  materially  impair the ability of COFI,  Charter  Michigan or Alliance to perform its obligations under this Agreement or the Stock Option Agreement, or otherwise materially impede the consummation of the Transactions; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in thrift, banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to thrifts, banks and their holding companies generally,
(c) any modifications or changes to valuation policies and practices or restructuring charges, in each case taken pursuant to this Agreement by any of the parties hereto or their respective Subsidiaries or otherwise by COFI or its Subsidiaries in accordance with generally accepted accounting principles, (d) changes resulting from transaction expenses (legal, accounting and investment bankers' fees only) incurred in connection with this Agreement, (e) additional accruals under the Alliance SERP in accordance with Section 6.15(c), and (f) actions or omissions of COFI or Alliance taken with the prior written consent of the other party in contemplation of the Transactions.

     "Materials  of  Environmental  Concern"  means  pollutants,   contaminants,
wastes, toxic substances, petroleum, petroleum products and any other materials regulated under Environmental Laws.

     "MBCA" means the Michigan Business Corporation Act.

     "Merger Consideration" has the meaning set forth in Section 3.01(a).

     "NASDAQ" means The Nasdaq National Market.

     "New Certificates" has the meaning set forth in Section 3.04(a).

     "NYSE" means the New York Stock Exchange, Inc.

     "Old Certificates" has the meaning set forth in Section 3.04(a).

     "OTS" means the Office of Thrift Supervision.

     "Pension Plan" has the meaning set forth in Section 5.03(m).

     "Person" means any individual, bank, corporation, partnership, joint venture, limited liability company, association, joint-stock company, business trust or unincorporated organization.

     "Previously Disclosed" means information set forth in the Disclosure Schedule of a party.

     "Proxy Statement" has the meaning set forth in Section 6.03.

     "Registration Statement" has the meaning set forth in Section 6.03.



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     "Regulatory Authority" has the meaning set forth in Section 5.03(i).

     "Representatives"   means,  with  respect  to  any  Person,  such  Person's
directors, officers, employees, accountants, legal or financial advisors or any representatives of such legal or financial advisors.

     "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock or other equity interests of such Person.

     "SEC" means the Securities and Exchange Commission.

     "SEC Documents" has the meaning set forth in Section 5.03(g).

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Specified Representations" has the meaning set forth in Section 5.02.

     "Stock Consideration" has the meaning set forth in Section 3.01(a).

     "Stock Option Agreement" has the meaning set forth in the Recitals to this Agreement.

     "Subsidiary" has the meaning ascribed to it in Rule 1-02 of Regulation S-X of the SEC.

     "Support Agreement" has the meaning set forth in the Recitals to this Agreement.

     "Surviving Corporation" has the meaning set forth in Section 2.01.

     "Takeover Laws" has the meaning set forth in Section 5.03(o).

     "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, in each case imposed by any taxing or Governmental Authority whether arising before, on or after the Effective Date.




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     "Tax Returns" means any return,  amended return or other report  (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with any Governmental Authority with respect to any Tax.

     "Transactions"  means the Company Merger and the Bank Merger.

     "Treasury Stock" means shares of Alliance Stock held by Alliance or any of its Subsidiaries or by COFI or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

     "Webber Consultant Agreement" means that certain Restated Consultant Agreement between Alliance and Richard E. Webber dated June 30, 1998.

                                   ARTICLE II

                                THE TRANSACTIONS

         2.01     The Company Merger.

                  (a) Company Merger. At the Effective Time, Alliance shall merge with and into Charter Michigan (the "Company Merger"), the separate corporate existence of Alliance shall cease and Charter Michigan shall survive and continue to exist as a Michigan corporation (Charter Michigan, as the surviving corporation in the Company Merger is sometimes referred to herein as the "Surviving Corporation").

                  (b) Corporate Law Filings. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Company Merger shall become effective upon the occurrence of the filing in the office of the Delaware Secretary of a certificate of merger in accordance with
         Section 252 of the DGCL and the filing in the office of and endorsement by the Administrator of a certificate of merger in accordance with
         Section 735 of the MBCA or such later date and time as may be set forth in such certificates of merger.

                  (c) Effects of Company Merger. The Company Merger shall have the effects prescribed in the DGCL and the MBCA, including but not limited to, Charter Michigan, as the Surviving Corporation, thereupon and thereafter possessing all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the corporations so merged and Charter Michigan, as the Surviving Corporation, becoming responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged. All rights of creditors and obligors and all Liens on the property of each of Alliance and Charter Michigan shall be preserved unimpaired.

                  (d) Articles of Incorporation and By-Laws of Surviving Corporation. The Articles of Incorporation and By-Laws of Charter Michigan, as the Surviving Corporation, immediately after the Company Merger shall be those of Charter Michigan as in effect immediately prior to the Effective Time.

                  (e) Directors and Officers of the Surviving Corporation. The directors and officers of Charter Michigan, as the Surviving Corporation, immediately after the Company Merger shall be the directors and officers of Charter Michigan immediately prior to the Effective Time, until such time as their successors shall be duly elected and qualified.

                  (f) Service of Process. At and after the Effective Time, Charter Michigan, as the Surviving Corporation, consents to be sued and served with process in the State of Delaware and irrevocably appoints the Delaware Secretary as its agent to accept service of process in any proceeding in the State of Delaware to enforce against it any obligation of Alliance.

                  (g) Principal Office. The location of the principal office of Charter Michigan, as the Surviving Corporation, in the State of Michigan is 13606 Michigan Avenue, 2nd Floor, Dearborn, Michigan 48126.

                  (h) Plan of Merger. At the reasonable request of any party, COFI, Charter Michigan and Alliance shall enter into a separate plan of merger reflecting the terms of the Company Merger for purposes of any state law filing requirement.

         2.02 Bank Merger. As soon as practicable at or after the Effective Time, unless otherwise determined by COFI, Liberty Federal Bank, a federally chartered savings bank and wholly owned Subsidiary of Alliance ("Liberty Federal"), shall be merged with and into Charter One Bank, F.S.B., a federally chartered savings bank and wholly-owned Subsidiary of Charter Michigan ("Charter One Bank"). Such merger is sometimes referred to herein as the "Bank Merger". The Bank Merger shall be implemented pursuant to the Subsidiary Plan of Merger, in substantially the form of Exhibit C. In order to obtain the necessary regulatory approvals for the Bank Merger, the parties shall cause the following to be accomplished prior to the filing of applications for regulatory approval:
(a) Alliance shall cause the Board of Directors of Liberty Federal to approve the Subsidiary Plan of Merger, Alliance as the sole shareholder of Liberty Federal shall approve the Subsidiary Plan of Merger, and Alliance shall cause the Subsidiary Plan of Merger to be duly executed by Liberty Federal and delivered to COFI; and (b) Charter Michigan shall cause the Board of Directors of Charter One Bank to approve the Subsidiary Plan of Merger, Charter Michigan as the sole shareholder of Charter One Bank shall approve the Subsidiary Plan of Merger, and Charter Michigan shall cause the Subsidiary Plan of Merger to be duly executed by Charter One Bank and delivered to Alliance. At the request of COFI, Alliance shall cause Liberty Federal, and Charter Michigan shall cause Charter One Bank, to execute articles of combination to make effective the Bank Merger and cause such articles to be timely and appropriately filed and endorsed by the OTS so that the Bank Merger shall become effective at or as soon as practicable after the Effective Time.

         2.03 Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the effective date of the Company Merger (the "Effective Date") to occur on (i) the fifth business day to occur after the last of the conditions set forth in
Article VII to be satisfied prior to the Effective Date shall have been satisfied or waived in accordance with the terms of this Agreement (or, at the election of COFI by written notice to Alliance not later than two business days after the last such condition in Article VII is satisfied, on the last business day of the month in which such fifth business day occurs) or (ii) such other date to which the parties may agree in writing. Notwithstanding the foregoing, the Effective Date shall not occur prior to July 1, 2001 without the prior written consent of COFI. The time on the Effective Date when the Company Merger becomes effective is referred to as the "Effective Time."



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





                                   ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

         3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Company Merger and without any action on the part of any Person:

                 (a) Outstanding Alliance Common Stock. Each share, excluding Treasury Stock and Dissenting Shares, of Alliance Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into, subject to Sections 3.03 and 3.05 hereof, .72 of a share of COFI Common Stock (the "Stock Consideration"), including the corresponding number of Rights associated with the COFI Common Stock pursuant to the COFI Rights Agreement, plus $5.25 in cash (the "Cash Consideration"). The Stock Consideration and Cash Consideration are sometimes collectively referred to herein as the "Merger Consideration". The Stock Consideration shall be subject to adjustment as set forth in Section 3.05.

                 (b) Treasury Stock. Each share of Alliance Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.
 .
                 (c) Charter Michigan Common Stock. Each share of Charter Michigan common stock issued and outstanding or held in treasury immediately prior to the Effective Time shall remain issued and outstanding or held in treasury and continue to be an identical issued and outstanding or treasury share of Charter Michigan common stock after the Effective Time.

                 (d) COFI Common Stock. Each share of COFI Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time shall remain issued and outstanding or held in treasury and shall be unaffected by the Company Merger.

         3.02 Rights as Alliance Shareholders; Stock Transfers. At the Effective Time, holders of Alliance Stock shall cease to be, and shall have no rights as, shareholders of Alliance, other than to receive any dividend or other distribution with respect to such Alliance Common Stock permitted under this Agreement with a record date occurring prior to the Effective Date and the Merger Consideration under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of Alliance or the Surviving Corporation of shares of Alliance Stock.

         3.03 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of COFI Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Company Merger; instead, COFI shall pay to each holder of Alliance Common

Stock who would otherwise be entitled to a fractional share of COFI Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the closing sale price of COFI Common Stock, on the NYSE (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the last trading day immediately preceding the Effective Date.

         3.04    Exchange Procedures.

                  (a) Deposit of New Certificates and Cash Consideration, Etc. At the Effective Time or upon the request of the independent exchange agent selected by COFI who shall be reasonably acceptable to Alliance (the "Exchange Agent"), COFI shall deposit or shall cause to be deposited with the Exchange Agent for the benefit of the holders of certificates formerly representing shares of Alliance Common Stock other than certificates representing Treasury Stock and Dissenting Shares ("Old Certificates"), for exchange in accordance with this
         Article III, (i) certificates representing shares of COFI Common Stock ("New Certificates") for the aggregate Stock Consideration without any interest thereon, (ii) the aggregate Cash Consideration without any interest thereon, (iii) an estimated amount of cash for fractional share interests without any interest thereon, plus (iv) any dividends or distributions with a record date occurring after the Effective Date with respect to New Certificates that are being held by the Exchange Agent for exchange against Old Certificates (without any interest thereon) (the "Exchange Fund").

                  (b)  Transmittal  and  Deliveries.  As promptly as practicable after the Effective Date, but not later than 10 business days thereafter, COFI shall send or cause to be sent to each former holder of record of Old Certificates transmittal materials (which shall specify that risk of loss and title to Old Certificates shall pass only upon acceptance of such Old Certificates by COFI or the Exchange Agent) for use in exchanging such shareholder's Old Certificates for the
         Merger Consideration. Upon delivery to the Exchange Agent of Old Certificates representing shares of Alliance Common Stock (or indemnity reasonably satisfactory to COFI and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such shareholder, the Exchange Agent shall deliver to such shareholder New Certificates for the Stock Consideration, a check for the Cash Consideration and any cash in lieu of a fractional share interest, and any dividends or distributions such shareholder is entitled to receive with respect to such New Certificates, if any. No interest will be paid on the Merger Consideration, any cash in lieu of a fractional share interest or in respect of dividends or distributions which any such Person shall be entitled to receive pursuant to this Article III. Old Certificates surrendered for exchange by any Person identified by Alliance pursuant to Section 6.07 as an Alliance Affiliate shall not be exchanged for New Certificates representing COFI Common Stock until COFI has received a written agreement from such Person as specified in Section 6.07. COFI and the Exchange Agent shall be entitled to rely upon the stock transfer books of Alliance to establish the identity of those Persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Old Certificate, COFI or the Exchange Agent shall be entitled to deposit any consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

                  (c) Escheat. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Alliance Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (d) Restrictions on the Payment of Dividends. No dividends or other distributions with respect to COFI Common Stock to be issued as Stock Consideration in the Company Merger with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificates until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofor had become payable with respect to shares of COFI Common Stock such holder had the right to receive upon surrender of the Old Certificates. Registered holders of unsurrendered Old Certificates shall be entitled to vote after the Effective Time at any meeting of COFI shareholders with a record date after the Effective Time the number of whole shares of COFI Common Stock represented by such Old Certificates (i.e., the portion of the Stock Consideration represented by the Old Certificates), regardless of whether such holders have exchanged their Old Certificates.

                  (e) Return of Exchange Fund to COFI. Any portion of the Exchange Fund that remains unclaimed by the shareholders of Alliance for twelve months after the Effective Time shall be delivered to COFI. Any shareholder of Alliance who has not theretofor complied with this
         Article III shall thereafter look only to COFI for payment of the Merger Consideration, cash in lieu of any fractional share and unpaid dividends and distributions on COFI Common Stock deliverable in respect of shares of Alliance Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

         3.05 Anti-Dilution Provisions. In the event COFI changes (or establishes a record date for changing) the number of shares of COFI Common Stock issued and outstanding on or prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding COFI Common Stock and the record date therefor shall be after the date hereof and on or prior to the Effective Date, the Stock Consideration shall be proportionately adjusted.

         3.06   Dissenting Shares

                  (a) Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the DGCL; provided, however, that if any holder of Dissenting Shares shall forfeit such right to payment, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration from COFI without interest. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the DGCL.

                  (b) Alliance shall give COFI (i) prompt notice of any written objections to the Company Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served upon or received by Alliance pursuant to Section 262 of the DGCL and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the DGCL. Alliance shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of COFI or Charter Michigan, settle or offer to settle any such demands.

         3.07     Alliance Stock Options.

                  (a) Conversion. At the Effective Time, each option outstanding on the date of this Agreement to purchase shares of Alliance Common Stock under the Alliance Stock Plans (each, a "Alliance Stock Option") and remaining outstanding immediately prior to the Effective Time shall, at the Effective Time, be assumed by COFI and each such Alliance Stock Option shall continue to be outstanding, but shall represent an option to purchase shares of COFI Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the applicable Alliance Stock Plan and stock option agreement pursuant to which the Alliance Stock Option was granted):

                           (i) the number of shares of COFI  Common  Stock to be
                  subject to the continuing Alliance Stock Option shall be equal to the product of the number of shares of Alliance Common Stock subject to the Alliance Stock Option immediately prior to the Effective Time and the Alliance Stock Option Exchange Ratio, provided that any fractional share of COFI Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

                           (ii) the  exercise  price  per  share of COFI  Common
                  Stock under the continuing Alliance Stock Option shall be equal to the exercise price per share of Alliance Common Stock under the Alliance Stock Option immediately prior to the Effective Time divided by the Alliance Stock Option Exchange Ratio, provided that such exercise price shall be rounded down to the nearest cent.

                  To the extent permitted by law, it is intended that the foregoing assumption shall be undertaken consistent with and in a manner that will not constitute a "modification" under Section 424 of the Code as to any Alliance Stock Option which is an "incentive stock option". COFI does hereby agree and acknowledge, consistent with Alliance's Board interpretation and understanding of the Alliance Stock Option Plans, that a continuing Alliance Stock Option, to the extent vested on the date of termination of employment or service of the optionee, may be exercised within one year after such termination of employment or service, whichever is applicable (but to preserve incentive stock option treatment within 3 months after termination of employment), and that service on the Alliance Bancorp Advisory Board will be deemed continuing service.

                  (b) Reservation of COFI Common Stock and Securities Filings. At all times after the Effective Time, COFI shall reserve for issuance such number of shares of COFI Common Stock as necessary so as to permit the exercise of continuing Alliance Stock Options in the manner contemplated by this Agreement and the instruments pursuant to which such options were granted. COFI shall make all filings required under federal and state securities laws promptly after the Effective Time so as to permit the exercise of such continuing Alliance Stock Options and the sale of the shares received by the optionee upon such exercise at and after the Effective Time and COFI shall continue to make such filings thereafter as may be necessary to permit the continued exercise of continuing Alliance Stock Options and sale of such shares.

                                   ARTICLE IV

                           ACTIONS PENDING TRANSACTION

         4.01 Forbearances of Alliance. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of COFI (which consent under subsections (h), (i), (m) and (q) shall not be unreasonably withheld or delayed), Alliance will not, and will cause each of its Subsidiaries not to:

                  (a) Ordinary Course. Conduct the business of Alliance and its Subsidiaries other than in the ordinary and usual course consistent with past practice or fail to use best efforts to (i) preserve intact in any material respect their business organizations and assets and
         (ii) maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to materially impair Alliance's ability to perform any of its obligations under this Agreement.

                  (b) Alliance Stock. Other than pursuant to Alliance Stock Options outstanding on the date hereof as Previously Disclosed or the Stock Option Agreement (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Alliance Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of Alliance Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

                  (c) Other Securities. Issue any other capital securities, including trust preferred or other similar securities, capital stock or other securities of any Subsidiary, debentures, or subordinated notes.

                  (d) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend or distribution (other than (A) quarterly cash dividends on Alliance Common Stock in an amount not to exceed $0.14 per share with record and payment dates consistent with past practice (provided the declaration of the last quarterly dividend by Alliance prior to the Effective Time and the payment thereof shall be coordinated with COFI so that holders of Alliance Common Stock do not receive dividends on both Alliance Common Stock and COFI Common Stock received in the Company Merger in respect of such quarter or fail to receive a dividend on at least one of the Alliance Common Stock or COFI Common Stock received in the Company Merger in respect of such quarter) and (B) dividends from wholly owned Subsidiaries to Alliance or to another wholly owned Subsidiary of Alliance) on or in respect of, any shares of Alliance Stock or any of the capital stock or ownership interests of any Alliance Subsidiary or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or Rights.

                  (e) Compensation; Employment Agreements, Etc. Enter into or amend or renew any employment, consulting, severance, change in control, or similar agreements or arrangements with any director, officer or employee of Alliance or its Subsidiaries, or, except as Previously Disclosed, grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments) except (i) for oral at will employment agreements, (ii) for normal individual increases in compensation to non-senior management employees in the ordinary course of business consistent with past practice, (iii) for other changes that are required by applicable law or (iv) to satisfy contractual obligations existing as of the date hereof that are Previously Disclosed; provided, however, that Alliance and its
         Subsidiaries may consistent with past practice extend Previously Disclosed employment, change in control, and severance agreements in effect on the date hereof that contain evergreen provisions for an additional one year period.

                  (f) Benefit Plans. Enter into, establish, adopt, renew, or amend (except as may be required by existing contractual obligations existing as of the date hereof that are Previously Disclosed or applicable law) any pension, profit sharing, employee stock ownership, retirement, stock option, stock appreciation, phantom stock, stock purchase, savings, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Alliance or its Subsidiaries, or take any action to accelerate the vesting of benefits payable thereunder.

                  (g) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets or properties except in the ordinary course of business for fair value consistent with past practice, or sell or transfer any of its deposits.

                  (h) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts contracted prior to the date hereof in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any Person.

                  (i) Loans, Loan Participations and Servicing Rights. Sell or acquire, whether or not in the ordinary course of business, any loans (excluding originations), any loan participations or servicing rights. With respect to each participation construction loan in excess of $3,000,000 where Alliance is the lead lender, Alliance agrees to administer such loan in accordance with commercial loan disbursement standards approved in writing by COFI and to submit each disbursement made thereunder to COFI for ratification within three business days after each such disbursement.

                  (j) Governing Documents. Amend the Alliance Certificate, Alliance By-Laws or the certificate or articles of incorporation, charter or by-laws(or similar governing documents) of any of Alliance's Subsidiaries.

                  (k) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

                  (l) Contracts. Except to satisfy Previously Disclosed written commitments outstanding on the date hereof, enter into or terminate any material agreement or amend or modify in any material respect or renew any of its existing material agreements.

                  (m) Claims. Except in the ordinary course of business consistent with past practice and involving an amount not in excess of $100,000, settle any claim, action or proceeding. Notwithstanding the foregoing, no settlement shall be made if it involves a precedent for other similar claims, which in the aggregate, could be material to Alliance and its Subsidiaries, taken as a whole.

                  (n) Foreclose. Foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon; provided, however, that Alliance and its Subsidiaries shall not be required to obtain such a report with respect to one-to four-family, non-agricultural residential property of five acres or less to be foreclosed upon unless it has reason to believe that such property might be in violation of or require remediation under Environmental Laws.

                  (o) Deposit Taking and Other Bank Activities. In the case of Liberty Federal (i) voluntarily make any material changes in or to its deposit mix; (ii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practice; (iii) incur any liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives materially in excess of the amounts Previously Disclosed; (iii) open any new branch or deposit taking facility; or (iv) close or relocate any existing branch or other facility.

                  (p) Investments. Enter into any securities transaction for its own account or purchase or otherwise acquire any investment security for its own account other than investments with maturities of less than one year and consistent with past practices; enter into or acquire any derivatives contract or structured note; enter into any new, or modify, amend or extend the terms of any existing contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk.

                  (q) Capital Expenditures. Purchase or lease fixed assets where the amount paid or committed thereof is in excess of $100,000 individually or $300,000 in the aggregate, except for amounts Previously Disclosed or for emergency repairs or replacements.

                  (r) Lending. (i) Make any material changes in its policies concerning loan underwriting or which Persons may approve loans or fail to comply with such policies as Previously Disclosed; (ii) make or commit to make any new loan or letter of credit, or any new or additional discretionary advance under any existing loan or line of credit, or restructure any existing loan or line of credit (other than
         (A) in the case of a consumer loan or extension of credit with full personal recourse to the borrower in a principal amount not in excess of $100,000, (B) in the case of a loan secured by a first mortgage on an owner occupied one-to-four single-family principal residence which provides full personal recourse to the borrower in a principal amount not in excess of $2,000,000, (C) in the case of a loan secured by a first mortgage on commercial real property in a principal amount not in excess of $1,000,000, (D) in the case of a commercial loan secured by a first lien on accounts receivable, inventory or other tangible assets which also provides full personal recourse to the borrower in a principal amount not in excess of $250,000, or (E) in the case of loans (other than commercial construction loans) outstanding on the date hereof to one borrower (or group of affiliated borrowers) the restructuring of loans with an aggregate principal balance not in excess of $1,000,000; provided in the case of subparts (A)-(D) the loan exposure to one borrower (or group of affiliated borrowers) shall not exceed $7,500,000); or (iii) make or commit to make any new or additional discretionary advance under any existing commercial construction loan or line of credit, or restructure or modify in any manner any existing commercial construction loan or line of credit, including but not limited to any restructure or modification relating to the term, interest rate, guarantee, guarantor, disbursement schedule or disbursement line item, or administration of a commercial construction loan; in each case under subsections (ii) and (iii) above, without the prior written consent of COFI acting through its Chief Executive Officer or Executive Vice President of Lending in a written notice to Alliance, which approval or rejection shall be given within three business days after delivery by Alliance to such officer of COFI of the complete loan package. Notwithstanding anything herein to the contrary, Alliance shall not make or commit to make any new lease, whether direct financing, sales-type or otherwise, loan or letter of credit, or any new or additional discretionary advance under any such existing lease, loan or line of credit, or restructure any existing lease, loan or line of credit with Varilease Corporation or any of its subsidiaries or affiliates.

                  (s) Joint Ventures and Real Estate Development Operations. Engage in any new joint venture, partnership or similar activity; make any new or additional investment in any existing joint venture or partnership, except for written commitments outstanding on the date hereof as Previously Disclosed; engage in any new real estate development or construction activity; or disburse any funds relating to the 1201 West Adams project without the prior written consent of COFI acting through its Chief Executive Officer or Executive Vice President of Lending in a written notice to Alliance, which approval or rejection shall be given within three business days after delivery by Alliance to such officer of COFI of verification that at least 35% of the project's units have been pre-sold and that the required down payments to be paid thereon have been received.

                  (t) Adverse Actions. (i) Take any action or fail to take any action while knowing that such action or inaction would, or is reasonably likely to, prevent or impede the Company Merger or the Bank Merger from qualifying as a reorganization within the meaning of
         Section 368 of the Code; or (ii) knowingly take any action or fail to take any action that is intended or is reasonably likely to result in
         (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Company Merger set forth in Article VII not being satisfied except as expressly permitted by this Agreement or (C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

                  (u) Risk Management. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

                 (v) Indebtedness. Incur any indebtedness for borrowed money other than Federal Home Loan Bank advances in the ordinary course of business with a term not in excess of one year.

                 (w)  Commitments.  Agree or commit to do any of the foregoing.

         4.02 Forbearances of COFI. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Alliance, COFI will not, and will cause each of its Subsidiaries not to:

                  (a)  Preservation.  Fail to use best  efforts to (i)  preserve intact in any material respect their business organizations and assets and (ii) maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to materially impair the ability of COFI or Charter Michigan to perform any of its obligations under this Agreement.

                  (b) Extraordinary Dividends. Make, declare, pay or set aside for payment any extraordinary cash dividend or cash distribution on COFI Common Stock.

                  (c) Adverse Actions. (i)Take any action or fail to take any action while knowing that such action or inaction would, or is reasonably likely to, prevent or impede the Company Merger or the Bank Merger from qualifying as a reorganization within the meaning of
         Section 368 of the Code; or (ii) knowingly take any action or fail to take any action that is intended or is reasonably likely to result in
         (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Company Merger set forth in Article VII not being satisfied except as expressly permitted by this Agreement or (C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; provided, however, that nothing contained herein shall limit the ability of COFI to exercise its rights under the Stock Option Agreement.

                  (d) Accounting Methods. Implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

                  (e)  Commitments.  Agree or commit to do any of the foregoing.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         5.01 Disclosure Schedules. On or prior to the date hereof, COFI has delivered to Alliance a schedule and Alliance has delivered to COFI a schedule (respectively, its "Disclosure Schedule") which sets forth, among other things, items the disclosure of which are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 (other than Sections 5.03(f)(ii)(A)-(C) and 5.03(g)(iii) for which no disclosure exceptions are permitted) or 5.04 (other than Sections 5.04(f)(ii)(A)-(C) and 5.04(g)(ii) for which no disclosure exceptions are permitted) or to one or more of its covenants contained in Article IV; provided, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a Specified Representation if its absence would not be reasonably likely to result in the Specified Representation(s) being deemed untrue or incorrect under the standard established by Section 5.02 and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a Specified Representation shall not be deemed an admission by a party that such item individually, or when aggregated with other facts, events and circumstances, has resulted in or is reasonably likely to result in a Material Adverse Effect on the party making the representation, and Alliance's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with a written request of COFI.

         5.02 Standard. No representation or warranty of Alliance or COFI contained in Section 5.03(a), (c)(iii), (d), (f)(i), (n) (but excluding the last sentence thereof), (o), and (v) or 5.04(a), (c), (d), (f)(i), (k) and (r) (but excluding the last sentence thereof) (collectively, the "Specified Representations") shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a Specified Representation, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually, or taken together with all other facts, events and circumstances inconsistent with the representations of such party, has had or is reasonably likely to have a Material Adverse Effect on such party.

         5.03  Representations  and Warranties of Alliance.  Subject to Sections
5.01 and 5.02 and except as Previously Disclosed (which exception shall not apply to Section 5.03(f)(ii)(A)-(C) and 5.03(g)(iii)) in its Disclosure Schedule corresponding to the relevant paragraph below, Alliance hereby represents and warrants to COFI:

                  (a) Organization, Standing and Authority. Alliance is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Alliance is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. The Alliance Certificate and Alliance By-Laws are Previously Disclosed.

                  (b) Alliance Stock. The authorized capital stock of Alliance consists solely of (i) 21,000,000 shares of Alliance Common Stock, of which 9,243,575 shares were outstanding, and 2,458,822 shares were held in treasury, as of the business day prior to the date hereof, and (ii) 1,500,000 shares of Alliance Preferred Stock, of which no shares are outstanding. The outstanding shares of Alliance Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, subject to no preemptive rights (and were not issued in violation of any preemptive rights), and were issued in compliance with all applicable federal and state securities laws and regulations. As of the date hereof, there are no shares of Alliance Stock authorized and reserved for issuance, Alliance does not have any Rights issued or outstanding with respect to Alliance Stock, and Alliance does not have any commitment to authorize, issue or sell any Alliance Stock or Rights, other than the issuance of Alliance Common Stock upon the proper exercise of Alliance Stock Options outstanding on the date hereof and pursuant to the Stock Option Agreement. The number of shares of Alliance Common Stock which are issuable upon exercise of each Alliance Stock Option outstanding as of the date hereof, the vesting dates thereof, and the exercise price per share are Previously Disclosed. Alliance does not have a dividend reinvestment plan.

                  (c) Subsidiaries.  (i)(A) Alliance has Previously  Disclosed a
         list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, Alliance owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, no equity securities of any of Alliance's Subsidiaries are or may become required to be issued (other than to Alliance or its wholly-owned Subsidiaries) by reason of any Right or otherwise, there are no contracts, commitments, understandings or arrangements by which any Alliance Subsidiary is or may become bound to sell or otherwise transfer any equity securities of any such Subsidiary (other than to Alliance or to another wholly-owned Alliance Subsidiary), there are no contracts, commitments, understandings, or arrangements relating to Alliance's rights to vote or to dispose of such securities of its Subsidiaries and all the equity securities of each Alliance Subsidiary are held by Alliance or its Subsidiaries, are fully paid and nonassessable and are owned by Alliance or its Subsidiaries free and clear of any Liens. The Charter and By-Laws of Liberty Federal are Previously Disclosed.

                           (ii) Except for stock in the  Federal  Home Loan Bank
                  of Chicago and readily marketable securities, neither Alliance nor any Alliance Subsidiary owns beneficially any equity securities or similar interests of any Person, other than a Alliance Subsidiary.

                           (iii) Each of Alliance's  Subsidiaries  has been duly
                  organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

                  (d) Corporate Power. Each of Alliance and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Alliance has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby.

                  (e) Corporate Authority. Subject in the case of this Agreement (not the Stock Option Agreement) to receipt of the requisite adoption of this Agreement by the holders of a majority of the outstanding shares of Alliance Common Stock entitled to vote thereon (which is the only Alliance shareholder vote required), this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been duly authorized, deemed advisable and approved by all necessary corporate action of Alliance and the Alliance Board (by unanimous vote) on or prior to the date hereof. This Agreement is a valid and legally binding obligation of Alliance, enforceable against it in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                  (f)  Regulatory  Filings;  No  Defaults.  (i) No  consents  or approvals of, or filings or registrations with, any Governmental Authority or any third party are required to be made or obtained by Alliance or any of its Subsidiaries in connection with the execution, delivery or performance by Alliance of this Agreement or the Stock Option Agreement or the consummation of the Transactions except in this case of the consummation of the Transactions for (A) filings of applications or notices with Regulatory Authorities, (B) filings with the SEC and state securities authorities, and (C) the filing of (and endorsement of, if required) certificates of merger and articles of combination with the Delaware Secretary, the Administrator and the OTS. As of the date hereof, Alliance is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received in a timely manner without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                           (ii) Subject to receipt from  Regulatory  Authorities
                  of the regulatory approvals referred to in the preceding paragraph, and the expiration of related waiting periods, and required filings under federal and state securities laws relating to the consummation of, and the issuance of COFI Common Stock in, the Company Merger, the execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the Transactions and the exercise of rights under the Stock Option Agreement do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or any material agreement, license, indenture or instrument to which Alliance or of any of its Subsidiaries is a party or to which Alliance or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Alliance Certificate or the Alliance By-Laws, or the governing documents or instruments of any Alliance Subsidiary, (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, or material agreement, license, indenture or instrument or (D) result in any penalty payment relating to borrowed funds, advances or financial instruments of Alliance or any Alliance Subsidiary.

                  (g) Financial Reports, SEC Documents; Material Adverse Effect.
         (i) Alliance's 1999 Form 10-K and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1999 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, Alliance's "SEC Documents") with the SEC, as of the date filed, (A) complied and will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Alliance and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in shareholders' equity and cash flows or equivalent statements in Alliance's SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and cash flows, as the case may be, of Alliance and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to non-material, normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

                           (ii) Except for  liabilities  incurred in  connection
                  with negotiation of and compliance with this Agreement and otherwise in connection with the transactions contemplated hereby, since December 31, 1999 to the date hereof, Alliance and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

                           (iii) Since December 31, 1999 to the date hereof, (A)
                  Alliance and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) there has not occurred any fact, event or circumstance that, individually or taken together with all other facts, events and circumstances (described in any paragraph of Section 5.03 or otherwise), would constitute, or is reasonably likely to result in, a Material Adverse Effect with respect to Alliance.

                  (h) Litigation. Neither Alliance nor any Alliance Subsidiary is a party to any pending or, to the best knowledge of Alliance, threatened with any, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, involving a monetary claim in excess of $25,000 or involving a claim for equitable relief.

                  (i) Regulatory Matters. (i) Neither Alliance nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the FRB, the OTS, the Commissioner, the DOJ, and the FDIC) or the
         supervision or regulation of it or any of its Subsidiaries (collectively, the "Regulatory Authorities").

                           (ii) Neither Alliance nor any of its Subsidiaries has
                  been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

                           (iii) As of the date  hereof,  Liberty  Federal has a
                  Community Reinvestment Act rating of "satisfactory" or better.

                  (j) Compliance with Laws.  Each of Alliance and each Alliance
                  Subsidiary:

                           (i) is in substantial  compliance with all applicable
                  federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, its conduct of business and its employees, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                           (ii) has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Alliance, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the Transactions; and

                           (iii) has not received,  since December 31, 1998, any
                  notification or communication from any Governmental  Authority
                  (A) asserting that it is not in compliance in any material respect with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any material license, franchise, permit, or governmental authorization (nor, to the best knowledge of Alliance, do any grounds for any of the foregoing exist).

                  (k) Material Contracts; Real Estate Leases; Defaults. As of the date hereof, except for this Agreement, the Stock Option Agreement and those agreements and other documents filed as exhibits to Alliance's SEC Documents, neither Alliance nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that restricts or limits in any material way the conduct of business by Alliance or any of its Subsidiaries (it being understood that any non-compete or similar provision shall be deemed material). Each real estate lease that may require the consent of the lessor or its agent resulting from the Company Merger or the Bank Merger by virtue of a prohibition or restriction relating to assignment, by operation of law or otherwise, or change in control, is listed in the Alliance Disclosure Schedule identifying the section of the lease that contains such prohibition or restriction. Neither Alliance nor any Alliance Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                  (l) Brokers. No action has been taken by Alliance or any of its Subsidiaries that would give rise to any valid claim for a brokerage commission, finder's fee or other like payment with respect to the Transactions, except the Previously Disclosed fee to be paid by Alliance to Keefe, Bruyette & Woods, Inc.

                  (m) Employee Benefit Plans. (i) Alliance has Previously Disclosed a descriptive list of and copies of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare and fringe benefit plans, employment, severance and change in control agreements and all other benefit practices, policies and arrangements maintained by Alliance or any of its Subsidiaries in which any employee or former employee, consultant or former consultant or director or former director of Alliance or any of its Subsidiaries participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits other than plans and programs involving immaterial obligations (the "Compensation and Benefit Plans"). Neither Alliance nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify, change or renew any existing Compensation and Benefit Plan.

                           (ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law
                  have been timely made.   Each

                  Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under
                  Section 401(a) of the Code has received a favorable determination letter from the IRS, and Alliance is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the best knowledge of Alliance, threatened action, suit or claim relating to any of the Compensation and Benefit Plans (other than routine claims for benefits). Neither Alliance nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Alliance or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof and subsequently expires as of the day next preceding the Effective Date.

                           (iii) Neither Alliance,  nor any Alliance  Subsidiary
                  or any entity which is considered one employer with Alliance under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate") is a sponsor of or maintains a defined benefit Pension Plan or any Compensation and Benefit Plan subject to Title IV of ERISA, or has any liability under any such plan that was previously sponsored or maintained by it. No notice of a "reportable event", within the meaning of
                  Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any single employer plan of an ERISA Affiliate (an "ERISA Affiliate Plan") within the 12-month period ending on the date hereof. To the best knowledge of Alliance, there is no pending investigation or enforcement action by any Governmental Authority with respect to any Compensation and Benefit Plan or any ERISA Affiliate Plan.

                           (iv) All material  contributions  required to be made
                  under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which Alliance or any of its Subsidiaries is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued monthly on Alliance's consolidated financial statements. Alliance and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan for financial reporting purposes as required by generally accepted accounting principles. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. None of Alliance, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, or (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a Lien under Section 412(n) of the Code or pursuant to ERISA.

                           (v) Neither  Alliance nor any of its Subsidiaries has
                  any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. There has been no communication to employees by Alliance or any of its Subsidiaries that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, disability insurance, or other retiree death benefits.

                           (vi) Alliance and its Subsidiaries do not maintain
                  any Compensation and Benefit Plans covering foreign employees.

                           (vii) With respect to each  Compensation  and Benefit
                  Plan, if applicable, Alliance has provided or made available to COFI copies of the: (A) trust instruments and insurance contracts; (B) two most recent Forms 5500 filed with the IRS;
                  (C) most recent actuarial report and financial statement; (D) the most recent summary plan description; (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS; (G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests); and (H) the determination letter for termination of Alliance's terminated employee stock ownership plan.

                           (viii) The consummation of the Transactions or either
                  of them will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time),
                  (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

                           (ix) Neither Alliance nor any of its Subsidiaries maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                           (x) To the best knowledge of Alliance, the consummation of the Transactions or either of them will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle any current or former employee, director or independent contractor of Alliance or any Alliance Subsidiary to any actual or deemed payment (or benefit) which would constitute a "parachute payment" (as such term is defined in Section 280G of the
                  Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                           (xi) There are no stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the Alliance Stock Plans or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

                  (n) Labor Matters. Neither Alliance nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Alliance or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Alliance or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the best knowledge of Alliance, threatened, nor is Alliance aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity. There are no claims, investigations or proceedings pending or, to the best knowledge of Alliance threatened, against Alliance or any Alliance Subsidiary relating to discriminatory employment practices or sexual harassment.

                  (o) Takeover Laws; Dissenters Rights. This Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are not subject to the requirements of any "moratorium," "control share", "fair price", "affiliate transactions", "business combination" or other antitakeover laws and regulations of any state, including the provisions of Section 203 of the DGCL ("Takeover Laws") applicable to Alliance or any Alliance Subsidiary.

                  (p) Environmental Matters. (i) Neither the conduct nor operation of business by Alliance or any of its Subsidiaries nor any condition of any property currently or previously owned, operated or controlled by any of them (including, without limitation, in a fiduciary or agency capacity), or to the best knowledge of Alliance, on which any of them holds a Lien, results or resulted in a violation of any Environmental Laws, and to the best knowledge of Alliance, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any liability to Alliance or any Alliance Subsidiary under or by reason of any Environmental Laws or Materials of Environmental Concern. Except for notices for which there is no reasonable basis for the assertion of liability or a remediation obligation on the part of Alliance or any Alliance Subsidiary under any Environmental Laws or relating to Materials of Environmental Concern, neither Alliance nor any of its Subsidiaries has received any notice from any Person that Alliance or its Subsidiaries or the operation or condition of any property ever owned, operated, controlled, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Laws or relating to Materials of Environmental Concern, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of Materials of Environmental Concern at, on, beneath, or originating from any such property.

                           (ii) There are no  underground  storage tanks located
                  on, in or under any real property currently owned, operated or controlled by Alliance or any Alliance Subsidiary. Neither Alliance nor any Alliance Subsidiary owns or operates any underground storage tank at any real property leased by it.

                  (q) Tax Matters. (i) (a) All Tax Returns that are required to be filed by or with respect to Alliance or its Subsidiaries have been duly filed, or requests for extensions have been timely filed (or an extension is automatic) and any such extension has been granted and has not been rescinded, (b) all Taxes shown to be due on Tax Returns referred to in clause (a), as filed, and all Taxes required to be shown on the Tax Returns for which extensions have been granted have been paid in full or adequate provision has been made for such Taxes on Alliance's most recent balance sheet provided to COFI, (c) the Tax Returns referred to in clause (a) that have been filed have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (d) all deficiencies asserted or assessments made as a result of such examinations have been paid in full or non-material amounts are being contested in good faith, (e) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (a) are currently pending, and (f) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Alliance or its Subsidiaries. Alliance has made available to COFI true and correct copies of the United States federal income Tax Returns filed by Alliance and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1999. Neither Alliance nor any of its Subsidiaries has any material liability with respect to any Taxes that accrued on or before the end of the most recent period covered by Alliance's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in Alliance's SEC Documents filed on or prior to the date hereof. As of the date hereof, neither Alliance nor any of its Subsidiaries has any reason to believe that any condition exists that might prevent or impede the Company Merger or the Bank Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                           (ii) No Tax is required  to be  withheld  pursuant to
                  Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

                          (iii) Alliance and its Subsidiaries will not be liable
                  for any Taxes as a result of either of the Transactions.

                  (r) Risk Management Instruments. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Alliance's own account, or for the account of one or more of Alliance's Subsidiaries or their customers (all of which are Previously Disclosed), were entered into (iv) in accordance with prudent business practices and in all material respects in compliance with all applicable laws, rules, regulations and regulatory policies and
          (v) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Alliance or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither Alliance nor any of its Subsidiaries, nor to the best knowledge of Alliance any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

                  (s) Loans. (i) The Alliance Disclosure Schedule sets forth a listing, as of the last business day prior to the date of this Agreement, by account, of: (A) all loans (including loan participations) of Alliance or any of the Alliance Subsidiaries that have been accelerated during the past twelve months; (B) all loan commitments or lines of credit of Alliance or any of the Alliance Subsidiaries which have been terminated by Alliance or any of the Alliance Subsidiaries during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower (including the termination of the $24 million commitment relating to the 330 W. Grand Avenue project); (C) all loans, lines of credit and loan commitments as to which Alliance or any of the Alliance Subsidiaries has given written notice of its intent to terminate during the past twelve months; (D) with respect to all commercial loans (including commercial real estate loans), all notification letters and other written communications from Alliance or any of the Alliance Subsidiaries to any of their respective borrowers, customers or other parties during the past twelve months wherein Alliance or any of the Alliance Subsidiaries has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (E) each borrower, customer or other party which has notified Alliance or any of the Alliance Subsidiaries during the past twelve months of, or has asserted against Alliance or any of the Alliance Subsidiaries, in each case in writing, any "lender liability" or similar claim, and, to the best knowledge of Alliance, each borrower, customer or other party which has given Alliance or any of the Alliance Subsidiaries any oral notification of, or orally asserted to or against Alliance or any of the Alliance Subsidiaries, any such claim; (F) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that have been classified "doubtful," "loss" or the equivalent thereof by any Regulatory Authority, (4) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith, and (G) all assets classified by Alliance or any Alliance Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. The $24 million outstanding loan commitment relating the 330 West Grand Avenue project has been terminated by Liberty Federal in accordance with the terms of such loan commitment and such termination shall not result in any liability to Alliance or any Subsidiary of Alliance.

                           (ii) All loans receivable  (including  discounts) and
                  accrued interest entered on the books of Alliance and the Alliance Subsidiaries arose out of bona fide arm's- length transactions, were made for good and valuable consideration in the ordinary course of Alliance's or the appropriate Alliance Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be. To the best knowledge of Alliance, the loans, discounts and the accrued interest reflected on the books of Alliance and the Alliance Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in- lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. All such loans are owned by Alliance or the appropriate Alliance Subsidiary free and clear of any Liens.

                           (iii) The notes and other  evidences of  indebtedness
                  evidencing the loans described in clause (ii) above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

                           (iv) The Alliance  Disclosure  Schedule  sets forth a
                  schedule prepared by Alliance and delivered to COFI, listing by account, 31 new major residential construction loan projects, the original loan amount of each project, the number of presold units relating to each such project and various other information. The information set forth on the foregoing schedule with respect to the 15 accounts identified with a check mark thereon is accurate and complete and all cash deposits required pursuant to the sales contracts relating to the presold units have been received and are being held in accordance with the terms of the respective sales contracts.

                  (t) Material Interests of Certain Persons. To the best knowledge of Alliance, no officer or director of Alliance or any of the Alliance Subsidiaries, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of, Alliance or any of the Alliance Subsidiaries, which in the case of Alliance and each of the Alliance Subsidiaries would be required to be disclosed by Item 404 of Regulation S-K promulgated by the SEC.

                  (u) Registration Obligations. Neither Alliance nor any Alliance Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

                  (v) Insurance. Alliance has Previously Disclosed all of the material insurance policies, binders, or bonds maintained by Alliance or any of its Subsidiaries. Alliance and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Alliance reasonably has determined to be prudent in accordance with industry practices and in accordance with all contractual obligations. All such insurance policies are in full force and effect; Alliance and its Subsidiaries are not in material default thereunder; and all material claims thereunder have been filed in due and timely fashion.

                  (w) Governmental Reviews. No investigation or review by any Governmental Authority with respect to Alliance or any Alliance
         Subsidiary is pending or, to the best knowledge of Alliance, threatened, nor has any Governmental Authority indicated to Alliance or any Alliance Subsidiary an intention to conduct the same, other than normal or routine regulatory examinations.

                  (x) Fairness Opinion. On the date of this Agreement, Keefe, Bruyette & Woods,Inc. has provided to the Alliance Board a written fairness opinion to the effect that the Merger Consideration is fair to the shareholders of Alliance from a financial point of view.


                  (y) Compliance with Servicing Obligations. Alliance and the Alliance Subsidiaries are in compliance in all material respects with all contract, agency and investor requirements and guidelines, and all applicable laws, rules and regulations of Governmental Authorities, relating to the servicing and administration of loans by them, or any of them, including but not limited to, properly and timely making interest rate adjustments to adjustable rate loans.

         5.04 Representations and Warranties of COFI. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed (which exception shall not apply to Sections 5.04(f)(ii)(A)-(C) and 5.04(g)(ii)) in its Disclosure Schedule corresponding to the relevant paragraph below, COFI and Charter Michigan hereby, jointly and severally, represent and warrant to Alliance as follows:

                  (a) Organization, Standing and Authority. COFI and Charter Michigan are corporations duly organized, validly existing and in good standing under the laws of the States of Delaware and Michigan, respectively. COFI and Charter Michigan are duly qualified to do business and are in good standing in the states of the United States and foreign jurisdictions where their respective ownership or leasing of property or assets or the conduct of their businesses requires them to be so qualified.

                  (b) COFI Stock. (i) As of the last business day prior to the date hereof, the authorized capital stock of COFI consisted solely of
         (A) 360,000,000 shares of COFI Common Stock, of which no more than 208,507,882 shares were outstanding, and no more than 4,176,816 shares were held in treasury, and (B) 20,000,000 shares of preferred stock, $0.01 par value per share, of which none were issued and outstanding. As of the date hereof, COFI does not have any Rights issued or outstanding with respect to COFI Common Stock and COFI does not have any commitment to authorize, issue or sell any COFI Common Stock or Rights, other than pursuant to (A) this Agreement, (B) outstanding stock options (and any mandatory future awards under stock option plans) that have been Previously Disclosed, (C) its dividend reinvestment plan on terms Previously Disclosed, and (D) the

         COFI Rights Agreement. The outstanding shares of COFI Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, subject to no preemptive rights (and were not issued in violation of any preemptive rights).

                           (ii) The shares of COFI Common  Stock to be issued as
                  Stock Consideration in the Company Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

                  (c) Subsidiaries. Each of COFI's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and COFI owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries.

                  (d) Corporate Power. Each of COFI and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of COFI and Charter Michigan has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and, in the case of COFI, the Stock Option Agreement, and to consummate the transactions contemplated hereby and thereby.

                  (e) Corporate Authority. This Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized, deemed advisable and approved by all necessary corporate action of COFI and Charter Michigan (as to this Agreement and the Company Merger only) and the COFI Board and the Charter Michigan Board (as to this Agreement and the Company Merger only) on or prior to the date hereof. This Agreement is a valid and legally binding agreement of COFI and Charter Michigan, enforceable against them in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                  (f) Regulatory Filings; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or any third party are required to be made or obtained by COFI or any of its Subsidiaries in connection with the execution, delivery or performance by COFI or Charter Michigan of this Agreement or the consummation of the Transactions except in the case of the consummation of the Transactions for (A) the filings referred to in
         Section 5.03(f)(i); (B) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of COFI Common Stock in the Company Merger; and (C) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, neither COFI nor Charter Michigan is aware of any reason why the approvals set forth in
         Section 7.01(b) will not be received in a timely manner without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                           (ii) Subject to the  satisfaction of the requirements
                  referred to in the preceding paragraph, and expiration of the related waiting periods, and required filings under federal and state securities laws relating to the consummation of, and the issuance of COFI Common Stock in, the Company Merger, the execution, delivery and performance of this Agreement and the consummation of the Transactions do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or material agreement, license, indenture or instrument to which COFI or of any of its Subsidiaries is a party or to which COFI or any of its Subsidiaries or properties is subject or bound,
                  (B) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws (or similar governing documents) of COFI or any of its Subsidiaries, or
                  (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, license, indenture or instrument or (D) result in any penalty payment relating to borrowed funds, advances or financial instruments of COFI or any COFI Subsidiary.

                  (g) Financial Reports, SEC Documents; Material Adverse Effect.
         (i) COFI's SEC Documents, as of the date filed, (A) complied and will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of COFI and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in shareholders' equity and cash flows or equivalent statements in COFI's SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, in all material respects, the results of operations, changes in shareholders' equity and cash flows, as the case may be, of COFI and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to non-material, normal year- end audit adjustments and the absence of footnotes in the case of unaudited financial statements.

                           (ii) Since December 31, 1999 to the date hereof,  (A)
                  COFI and its Subsidiaries have conducted their respective businesses and incurred their respective material liabilities in the ordinary and usual course consistent with past practice (excluding matters outside the ordinary course that are not in the aggregate material to the consolidated financial condition of COFI and matters related to this Agreement and the transactions contemplated hereby) and (B) there has not occurred any fact, event or circumstance that, individually or taken together with all other facts, events and circumstances (described in any paragraph of Section 5.04 or otherwise), would constitute, or is reasonably likely to result in, a Material Adverse Effect with respect to COFI.

                  (h) Litigation; Regulatory Action. (i) No litigation, claim or other proceeding before any Governmental Authority is pending against COFI or any of its Subsidiaries and, to the best knowledge of COFI and Charter Michigan, no such litigation, claim or other proceeding has been threatened, which individually or in the aggregate would be material to the consolidated financial condition or the consolidated results of operations of COFI.

                           (ii) Neither COFI nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has COFI or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, extraordinary supervisory letter or similar submission.

                           (iii)  As  of  the  date   hereof,   each   financial
                  institution Subsidiary of COFI has a Community Reinvestment Act rating of "satisfactory" or better.

                  (i) Compliance with Laws.  Each of COFI and each COFI
         Subsidiary:

                           (i) is in substantial  compliance with all applicable
                  federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, its conduct of business, and its employees, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

                           (ii) has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of COFI and Charter Michigan, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the Transactions; and

 .                 (iii)  has  not  received,   since   December  31,  1998,  any
                  notification or communication from any Governmental  Authority
                  (A) asserting that it is not in compliance in any material respect with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening
                  to  revoke  any  material  license,   franchise,   permit,  or
                  governmental authorization (nor, to the best knowledge of COFI and Charter Michigan, do any grounds for any of the foregoing exist).

                  (j) Brokers. No action has been taken by COFI or any COFI Subsidiary that would give rise to any valid claim for a brokerage commission, finder's fee or other like payment with respect to the Transactions, except for a fee to be paid by COFI to Lehman Brothers.

                  (k) Takeover Laws. COFI has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any Takeover Laws applicable to COFI or its Subsidiaries.

                  (l) Tax Matters. (i) All Tax Returns that are required to be filed by or with respect to COFI or its Subsidiaries have been duly filed, or requests for extensions have been timely filed (or an extension is automatic) and any such extension has been granted and has not been rescinded, (ii) all Taxes shown to be due on Tax Returns referred to in clause (i) , as filed, and all Taxes required to be shown on the Tax Returns for which extensions have been granted have been paid in full or adequate provision has been made for such Taxes on COFI's most recent balance sheet, (iii) the Tax Returns referred to in clause (i) that have been filed have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, or non-material amounts are being contested in good faith, (v) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of COFI or its Subsidiaries. Neither COFI nor any of its Subsidiaries has any material liability with respect to any Taxes that accrued on or before the end of the most recent period covered by COFI's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in COFI's SEC Documents filed on or prior to the date hereof. As of the date hereof, neither COFI nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Company Merger or the Bank Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  (m) COFI Ownership of Alliance Stock. As of the date of this Agreement, COFI and its Subsidiaries do not beneficially own more than 1% of the outstanding Alliance Common Stock or, other than as contemplated by this Agreement and the Stock Option Agreement, do not have any option, warrant or right of any kind to acquire beneficial ownership of any shares of Alliance Common Stock.

                  (n) Governmental Reviews. No investigation or review by any Governmental Authority with respect to COFI or any of its Subsidiary is pending or, to the best knowledge of COFI and Charter Michigan, threatened, nor has any Governmental Authority indicated to COFI or any of its Subsidiary an intention to conduct the same, other than normal or routine regulatory examinations.

                  (o) Risk Management Instruments. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for COFI's own account, or for the account of one or more of COFI's Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and in all material respects in compliance with all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of COFI or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither COFI nor its Subsidiaries, nor to the best knowledge of COFI and Charter
         Michigan any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

                  (p) Employee Benefit Plans. Each employee benefit plan, program, policy or arrangement (including, but not limited to each employee benefit plan (as defined in section 3(3) of ERISA) which COFI or any of its Subsidiaries maintains or contributes to for the benefit of its current or former employees complies, and has been administered in form and in operation, in all material respects with all applicable requirements of law and no notice has been issued by any Governmental Authority questioning or challenging such compliance.

                  (q) Environmental Matters. To the best knowledge of COFI, neither the conduct nor operation of business by COFI or any of its Subsidiaries nor any condition of any property currently or previously owned or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon COFI or any of its Subsidiaries. To the best knowledge of COFI, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to COFI or any COFI Subsidiary by reason of any Environmental Laws or Materials of Environmental Concern. To the best knowledge of COFI, except for any notice for which there is no reasonable basis for the assertion of a material liability or material remediation obligation on the part of COFI or any COFI Subsidiary under any Environmental Laws or relating to Materials of Environmental Concern, neither COFI nor any of its Subsidiaries has received any notice from any Person that COFI or its Subsidiaries or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are currently in violation of or otherwise are alleged to have financial exposure under any Environmental

         Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon COFI or any of its Subsidiaries.

                  (r) Labor Matters. Neither COFI nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is COFI or any of its Subsidiaries the subject of any proceeding material to its business, financial condition or results of operations asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or any proceeding seeking to compel COFI or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the best knowledge of COFI, threatened, nor is COFI aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity. There are no claims, investigations or proceedings pending or, to the best knowledge of COFI threatened, against COFI or any COFI Subsidiary relating to discriminatory employment practices or sexual harassment material to its business, financial condition or results of operations.

                                   ARTICLE VI

                                    COVENANTS

         6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Alliance and COFI agrees to use, and shall cause each of its applicable Subsidiaries to use, its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transactions as promptly as practicable (but not earlier than July 1, 2001 without the prior written consent of COFI) and otherwise to enable consummation of the Transactions and shall cooperate fully with each other to that end. Such reasonable best efforts shall include, without limitation, using reasonable best efforts to obtain all necessary consents, approvals or waivers from Regulatory Authorities necessary for the consummation of the Transactions and opposing vigorously any litigation or administrative proceeding or directive relating to this Agreement or the Transactions, including, promptly appealing any adverse court or agency order.

         6.02 Alliance Shareholder Approval. Alliance agrees to take, in accordance with applicable law, the Alliance Certificate and the Alliance
By-Laws, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the adoption of this Agreement and any other matter required to be approved by such shareholders for consummation of the Company Merger (including any adjournment or postponement thereof, the "Alliance Meeting") as promptly as practicable after the Registration Statement is declared effective. The Alliance Board shall unanimously recommend such adoption by the Alliance shareholders, and Alliance and the Alliance Board (unanimously) shall take all reasonable, lawful action to solicit such adoption by the

Alliance shareholders; provided if the Alliance Board concludes by at least a majority vote of its entire membership that the making of such recommendation would result in a violation of its fiduciary duties to the Alliance shareholders under Delaware law (as determined in good faith after the receipt of advice from outside counsel), then the Alliance Board may withdraw, modify or change such recommendation.

         6.03     Registration Statement; and Proxy Statement.

                  (a) COFI agrees to promptly prepare a registration statement on Form S-4 (the "Registration Statement") which, subject to compliance by Alliance with Sections 6.03(b) and (c), will comply in all material respects with applicable federal securities laws. The Registration Statement is to be filed by COFI with the SEC in connection with the issuance of COFI Common Stock in the Company Merger (including the proxy statement and prospectus and other proxy solicitation materials of Alliance constituting a part thereof (the "Proxy Statement") and all related documents). Alliance agrees to cooperate, and to cause its Subsidiaries, its counsel and its accountants to cooperate, with COFI, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and provided that Alliance and its Subsidiaries have cooperated as required above, COFI agrees to file the Registration Statement (or the form of the Proxy Statement) in preliminary form with the SEC as promptly as reasonably practicable and shall use reasonable best efforts to cause such filing to occur within 60 days after execution of this Agreement. If COFI files the Proxy Statement in preliminary form, it agrees to file the Registration Statement with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved. Each of Alliance and COFI agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. COFI also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required for the issuance of COFI Common Stock in the Company Merger. Alliance agrees to furnish to COFI all information concerning Alliance, its Subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

                  (b) Each of Alliance and COFI agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to Alliance shareholders and at the time of the Alliance Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Alliance and COFI further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

                  (c) COFI agrees to advise Alliance, promptly after COFI receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of COFI Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

                  (d) At the request of COFI, Alliance shall employ a professional proxy solicitor to assist it in contacting shareholders in connection with soliciting votes for the adoption of this Agreement at the Alliance Meeting.

         6.04 Press Releases. Each of Alliance and COFI agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the Transactions, except as otherwise required by applicable law or regulation or NASDAQ or NYSE rules, whichever is applicable, and then only after making reasonable efforts to first consult with the other party. Charter Michigan shall not issue any press release or written statement for general circulation relating to the Transactions.

         6.05     Access; Information.

                  (a) Each of Alliance and COFI agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's Representatives, such access during normal business hours throughout the period prior to the Effective Time to its and its Subsidiaries books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties, personnel and to such other information as the other party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it or any of its Subsidiaries pursuant to the requirements of federal or state securities, thrift, or banking laws, and (ii) all other information concerning the business, properties and personnel of it and its Subsidiaries as the other party may reasonably request. Alliance shall also permit COFI or its environmental consultant, at the sole expense of COFI, to conduct environmental audits, studies and tests on real property currently owned, controlled, leased or used by Alliance or any of its Subsidiaries or upon which any of them have a Lien; provided however COFI shall not conduct any subsurface or phase II environmental assessments on any such property unless the phase I environmental assessment (or in the absence thereof based upon the advise of COFI's environmental consultant) indicates a reasonable basis for conducting further assessments, studies or testing. In the event any subsurface or phase II site assessments are conducted (which assessments shall be at COFI's sole expense), COFI shall indemnify Alliance for all costs and expenses associated with returning the property to its previous condition. Alliance shall provide copies to COFI of any phase I site assessments or other environmental reports in its or its Subsidiaries' possession or control with respect to any real property previously or currently owned, controlled, leased or used by Alliance or any of its Subsidiaries or upon which any of them has a Lien.

                  (b) Each of Alliance and COFI agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the Transactions. Subject to the requirements of law, each party will keep confidential, and will cause its Representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents, extracts thereof or notes, analyses, compilations, studies or other documents containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by any party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any party's obligation to consummate the transactions contemplated by this Agreement.

                  (c) During the period from the date of this Agreement to the Effective Time, each of Alliance and COFI shall promptly furnish each other with copies of all monthly and other interim financial statements produced by it or any of its Subsidiaries in the ordinary course of business as the same shall become available.

         6.06 Acquisition Proposal. Alliance agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, or cooperate with, any Person relating to, any Acquisition Proposal. Alliance shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any Person other than COFI with respect to an Acquisition Proposal and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal in existence on the date hereof. Alliance shall promptly advise COFI of any Acquisition Proposal and the substance thereof (including the identity of the Person making such Acquisition Proposal) within 24 hours after Alliance becomes aware of such Acquisition Proposal, and advise COFI of any material developments with respect to such Acquisition Proposal immediately upon the occurrence thereof. Notwithstanding the foregoing, after receipt of an Acquisition Proposal and during the period prior to the Alliance Meeting, Alliance may provide information at the request of or enter into negotiations or cooperate with a third party with respect thereto, if the Alliance Board determines in good faith, by at least a majority of its entire membership, after considering the advice of its outside counsel, that the failure to do so would result in violation of its fiduciary duties to the Alliance shareholders under Delaware law.

         6.07     Affiliate Agreements.

                  (a) Not later than the 15th day prior to the mailing of the Proxy Statement, Alliance shall deliver to COFI a schedule of each Person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Alliance Meeting, deemed to be an "affiliate" of Alliance (each, a "Alliance Affiliate") as that term is used in Rule 145 under the Securities Act or SEC, which schedule shall be updated at least monthly thereafter until the Effective Time.

                  (b) Alliance shall use its best efforts to cause each Person who may be deemed to be a Alliance Affiliate to execute and deliver to COFI on or before the date of mailing of the Proxy Statement (or in the case of a Person who is not deemed to be an Alliance Affiliate until a later date, then as soon as practicable after the date such Person is deemed to be an Alliance Affiliate) an agreement in the form attached hereto as Exhibit D.

         6.08 Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement or the Stock Option Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement and the Stock Option Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

         6.09     Conforming Entries

                  (a) Alliance recognizes that COFI and its Subsidiaries may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). Subject to applicable law, from and after the date hereof Alliance shall consult and cooperate with COFI with respect to conforming the loan, accrual and reserve policies of Alliance and its Subsidiaries to those policies of COFI and its Subsidiaries, as specified in each case in writing from COFI to Alliance, based upon such consultation and subject to the conditions in Section 6.09(c).

                  (b) Subject to applicable law, Alliance shall consult and cooperate with COFI with respect to determining, as specified in a written notice from COFI to Alliance, based upon such consultation and subject to the conditions in Section 6.09(c), the amount and the timing for recognizing for financial accounting purposes of Alliance's expenses of the Transactions and the restructuring charges relating to or to be incurred in connection with the Transactions.

                  (c) Subject to applicable law, Alliance and its Subsidiaries shall (i) establish and take such reserves and accruals to conform the loan, accrual and reserve policies of Alliance and its Subsidiaries to the policies of COFI and its Subsidiaries and (ii) establish and take such accruals, reserves and charges in order to implement such policies and to recognize for financial accounting purposes such expenses of the Transactions and restructuring charges related to or to be incurred in connection with the Transactions, in each case at such times as are reasonably requested by COFI, but in no event prior to five days before the Effective Date; provided, however, that on the date such reserves, accruals and charges are to be taken, COFI shall certify to Alliance that all conditions to COFI's and Charter Michigan's obligation to consummate the Company Merger set forth in Sections 7.01 and 7.03 hereof (subject to the receipt of Alliance's officer certificate pursuant to Section 7.03(e)) have been satisfied or waived; and provided, further, that Alliance and its Subsidiaries shall not be required to take any such action that is not permitted under generally accepted accounting principles.

                  (d) No reserves, accruals or charges taken at the written request of COFI in accordance with this Section 6.09 may be a basis to assert a violation or a breach of a representation, warranty or covenant of Alliance herein.

         6.10 Systems Integration. From and after the date hereof , Alliance shall cause its and Liberty Federal's directors, officers and employees to, and shall make all reasonable efforts to cause Liberty Federal's data processing service providers to, cooperate and assist Charter One Bank in connection with an electronic and systematic conversion of all applicable data regarding Liberty Federal to Charter One Bank's system of electronic data processing. In furtherance of, and not in limitation of, the foregoing, Alliance shall cause Liberty Federal to make reasonable arrangements during normal business hours to permit Representatives of Charter One Bank to train Liberty Federal employees in Charter One Bank's system of electronic data processing.

         6.11 Listing. COFI agrees to use its best efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of COFI Common Stock to be issued to the holders of Alliance Common Stock in the Company Merger.

         6.12     Regulatory Applications.

                  (a) COFI and Alliance shall, and shall cause their respective Subsidiaries to, cooperate and use reasonable best efforts to promptly prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the Transactions and shall use reasonable best efforts to file within 45 days of the date hereof, the applications necessary to obtain the permits, consents, approvals and authorizations of all Regulatory Authorities necessary to consummate the Transactions. Each of COFI and Alliance shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the Transactions. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transactions and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

                  (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

         6.13     Officers' and Directors' Insurance; Indemnification.

                  (a) For six years from and after the Effective Time, COFI shall maintain officers' and directors' liability insurance covering the Persons who are presently covered by Alliance's current officers' and directors' liability insurance policy with respect to actions, omissions, events, matters or circumstances occurring prior to the Effective Time, on terms which are at least as favorable as the terms of said current policy, provided that it shall not be required to expend in the aggregate during the coverage period more than an amount equal to 200% of the annual premium most recently paid by Alliance (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto, and further provided that if COFI is unable to maintain or obtain the insurance called for by this Section 6.13(a), COFI shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount which may be in the form of tail coverage, or may request Alliance to obtain such tail coverage at Alliance's expense prior to the Effective Time; provided, further, that officers and directors of Alliance or its Subsidiaries may be required to make application and provide customary representations and warranties to COFI's insurance carrier for the purpose of obtaining such insurance.

                  (b) For a period of six years from after the Effective Time, COFI shall, and shall cause its Subsidiaries to, maintain and preserve the rights to indemnification of officers and directors provided for in the certificate of incorporation or other charter document (a "Charter") and By-Laws of Alliance and each of its Subsidiaries as in effect on the date hereof with respect to indemnification for liabilities and claims arising out of acts, omissions, events, matters or circumstances occurring or existing prior to the Effective Time, including, without limitation, the Transactions, to the extent such rights to indemnification are not in excess of that permitted by applicable state or federal laws or Regulatory Authorities.

                  (c) In addition to and without limitation of the rights set forth in Section 6.13(b), for a period of six years from after the Effective Time, COFI shall to the fullest extent permitted under applicable law indemnify and hold harmless each present and former director and officer of Alliance (collectively, the "Indemnified Parties") against any and all costs, expenses (including attorneys'
         fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any act, omission, event, matter or circumstance occurring or existing prior to the Effective Time (including, without limitation, any claim, action, suit, proceeding or investigation arising out of or pertaining to the Transactions), and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) (i) COFI shall advance expenses to each such Indemnified Party to the fullest extent permitted by law, including the payment of the fees and expenses of one counsel with respect to a matter, and one local counsel in each applicable jurisdiction, if necessary or appropriate, selected by such Indemnified Party or multiple Indemnified Parties, it being understood that they collectively shall only be entitled to one counsel and one local counsel in each applicable jurisdiction where necessary or appropriate (unless a conflict shall exist between Indemnified Parties in which case they may retain separate counsel), all such counsel shall be reasonably satisfactory to COFI, promptly after statements therefor are received and (ii) COFI will cooperate in the defense of any such matter.

                  (d) Any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards for or prerequisites to indemnification set forth under the DGCL, or the Charter and By-Law provisions referred to in Section 6.13(b), shall be made by independent counsel selected by COFI (which shall not be counsel that provides any services to COFI or any of its Subsidiaries) and reasonably acceptable to the Indemnified Party, and COFI shall pay such counsel's fees and expenses.

                  (e) This Section 6.13 shall survive the Effective Time, is intended to benefit each of the Indemnified Parties (each of whom shall be entitled to enforce this Section against COFI), and shall be binding on all successors and assigns of COFI.

                  (f) In the event COFI or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to one or more other Persons, then, and in each such case, proper provision shall be made so that the successors and assigns of COFI assume the obligations set forth in this Section 6.13.

                  (g) COFI shall pay all expenses (including attorneys' fees) that may be reasonably incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 6.13 if the Indemnified Party is successful in whole or any material part or if any dispute relating thereto is settled or compromised.

         6.14     Benefit Plans.

                  (a) Except as otherwise provided in this Agreement, at the Effective Time, COFI or one of its Subsidiaries shall be substituted for Alliance or an Alliance Subsidiary as the sponsoring employer under those employee benefit and welfare plans with respect to which Alliance or any of its Subsidiaries is a sponsoring employer, and any other employee benefit programs, policies, and arrangements (other than the Alliance Stock Plans) in each case as Previously Disclosed and in effect immediately prior to the Effective Time (collectively, the "Alliance Arrangements"), and COFI or one of its Subsidiaries shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in Alliance or the applicable Alliance Subsidiary with respect to each such Alliance Arrangement. Each such Alliance Arrangement shall be continued in effect by COFI or any applicable COFI Subsidiary after the Effective Time without a termination or discontinuance thereof as a result of the Transactions, subject to the power reserved to COFI or any applicable COFI Subsidiary under each such Alliance Arrangement to subsequently amend or terminate the Alliance Arrangement, which amendments or terminations shall comply with applicable law. COFI will use reasonable efforts (i) to effect said substitutions and assumption and (ii) to amend such Alliance Arrangements as to the extent necessary to provide for said substitutions and assumptions.

                  (b) Notwithstanding anything contained in Section 6.14(a) to the contrary, at the written request of COFI, and to the extent permitted by applicable law, Alliance shall cause its 401(k) Pension Plan to be terminated or merged into a Pension Plan of COFI, as of the Effective Time.

                  (c) At or as promptly as practicable after the Effective Time as COFI shall reasonably determine, COFI shall provide, or cause an COFI Subsidiary to provide, to each continuing full time employee of Alliance and its wholly-owned Subsidiaries (the "Continuing Employees") the opportunity to participate in each employee benefit and welfare plan maintained by COFI or an COFI Subsidiary, whichever is applicable, which is generally available to its full time employees on a uniform and non-discriminatory basis, provided that with respect to such plans maintained by COFI or an COFI Subsidiary, whichever is applicable, Continuing Employees shall be given credit for their past service with Alliance or an Alliance Subsidiary in determining eligibility for participation and vesting in benefits thereunder, and only with respect to vacation plans, accrual of benefits. Continuing Employees shall not be subject to any waiting periods under the group health plan of COFI or any applicable COFI Subsidiary to the extent that such periods are longer than the periods imposed under the applicable Alliance group health plan and COFI shall use its reasonable efforts to cause its health insurance carrier to cover pre-existing conditions that were previously covered for a Continuing Employee under the Alliance health plan. To the extent that the initial period of coverage for Continuing Employees under any plan of COFI or an COFI Subsidiary, whichever is applicable, that is an "employee welfare benefit plan" as defined in
         Section 3(1) of ERISA is not a full 12-month period of coverage, Continuing Employees shall be given credit under the applicable welfare plan for any deductibles and co-insurance payments made by such Continuing Employees under the corresponding Alliance welfare plan during the balance of such 12-month period of coverage. Nothing contained herein shall obligate COFI or any COFI Subsidiary to provide or cause to be provided any benefits duplicative to those provided under any benefit or welfare plan continued pursuant to Section 6.14(a), including, but not limited to, extending participation in any plan which is a Pension Plan relative to any period of time with respect to which allocations are made to Continuing Employees under any Pension Plan maintained or sponsored by Alliance or an Alliance Subsidiary. Nothing herein shall alter the power of COFI or any COFI Subsidiary to amend or terminate any benefit or welfare plans of COFI, Alliance or their respective Subsidiaries. Moreover, this subsection 6.14(c) shall not confer upon any Continuing Employee any rights or remedies hereunder and shall not constitute a contract of employment or create any rights, to be retained or otherwise, in employment at COFI or any COFI Subsidiary.

         6.15 Senior Officer Employment and Senior Officer Executive Agreements; Change in Control Agreements; SERP; Deferred Compensation Plans; Grantor Trust.

                  (a) Alliance Senior Officer Employment Agreements, Alliance Senior Officer Executive Agreements and New COFI Employment Agreements. Alliance shall cause the Alliance Senior Officer Employment Agreements to be canceled and terminated immediately prior to the Effective Time in exchange for a cash payment by Alliance, immediately prior to the Effective Time, of $1,005,893 to Kenne P. Bristol and $621,706 to Fredric G. Novy, subject in each case to the reduction of such payment to the extent that such payment, together with any other payments (or deemed payments), would constitute a "parachute payment". At the time payment is made to the employee pursuant to the preceding sentence, Alliance shall obtain a written release from the employee in form and substance reasonably satisfactory to COFI. COFI shall, or shall cause Charter One Bank to, assume and honor the Alliance Senior Officer Executive Agreements. COFI shall, at the Effective Time, enter into an employment agreement with each of Fredric G. Novy and Kenne P. Bristol in the form of Exhibits E and F, respectively.

                  (b) Liberty Federal Change in Control Agreements, Etc. COFI shall, or shall cause Charter One Bank to, assume and honor the Liberty Federal Change in Control Agreements, and any other employment and consulting agreement (but excluding the Alliance Senior Officer Employment Agreements) that are in effect on the date hereof and are
         Previously Disclosed, including, without limitation, the Burns Employment Agreement and the Webber Consultant Agreement. If COFI makes a determination prior to the Effective Time not to continue the employment of an Liberty Federal employee who is a party to an Liberty Federal Change in Control Agreement and provides a written request to Alliance prior to the Effective Time for Liberty Federal to terminate the employment of such employee as of the Effective Time, then Alliance shall cause Liberty Federal to (a) effect such employment termination as of the Effective Time, (b) pay such employee his or her change in control payment under such employee's Liberty Federal Change in Control Agreement immediately prior to the Effective Time, subject to the written approval of COFI to the payment amount (which approval shall not be unreasonably withheld or delayed), and (c) obtain a written release from such employee relating to all employment and compensation matters, in form and substance reasonably satisfactory to COFI, against the tender of payment pursuant to clause (b) above.

                  (c) Alliance SERP. Alliance shall cause the Alliance SERP to be terminated by the mutual consent of Alliance, Liberty Federal and the participants in the Alliance SERP immediately prior to the Effective Time. The aggregate accrued benefit of the participants in the Alliance SERP shall be calculated under Section 3.3 of the Alliance SERP (as if employment termination occurred on the date of the termination of the Alliance SERP). It is agreed and acknowledged that the accrued benefit of such participants in the Alliance SERP, if it is terminated on June 30, 2001, will be $1,879,947 (or such lesser amount using a 7% annual discount rate if termination of the Alliance SERP occurs prior thereto). The amount of the $1,879,947 accrued benefit allocable to each participant in the Alliance SERP as of June 30, 2001 is set forth in Section 6.15(c) of Alliance's Disclosure Schedule. At the time of the termination of the Alliance SERP, Alliance shall expense and accrue as a liability for financial reporting purposes the full amount of the accrued benefit of the participants in the Alliance SERP less amounts previously expensed and accrued as a liability for financial reporting purposes. Upon termination of the Alliance SERP, an amount shall be invested by Alliance in a tax deferred annuity for the benefit of such participant and his designated beneficiaries, which tax deferred annuity will provide for equal monthly payments of the amount set forth in Section 6.15(c) of Alliance's Disclosure Schedule over a period of 180 months commencing on the first day of the calendar month after the participant has attained the age of 65 years. In connection with the termination of the Alliance SERP, Alliance shall obtain a written release from each participant in the Alliance SERP (in form and substance reasonably satisfactory to COFI) releasing Alliance, Liberty Federal, their respective successors in interest, their respective officers and directors, and all fiduciaries under the Alliance SERP from any and all liabilities and obligations relating to the Alliance SERP or the termination thereof, and the agreement of such participant to look solely to the tax- deferred annuity product in satisfaction of any and all obligations with respect to his Alliance SERP benefit, recognizing that until such tax-deferred annuity is fully paid out to him and/or his beneficiaries such tax deferred annuity constitutes an asset of Alliance (and any of its successors in interest) subject to the rights of the creditors of Alliance (or its successors in interest).

                  (d) Liberty  Federal  Deferred  Compensation  Plans.  Alliance
         shall cause the Liberty Federal Deferred Compensation Plans to be terminated by the mutual consent of Alliance, Liberty Federal and the participants in the Liberty Federal Deferred Compensation Plans immediately prior to the Effective Time. Upon termination of the Liberty Federal Deferred Compensation Plans, the "Elective Contribution Account" (as such term is defined in the Liberty Federal Deferred Compensation Plans) of each participant, as of the date of termination of the Liberty Federal Deferred Compensation Plans, shall be annuitized (using the then current prime interest rate as published in the Wall Street Journal) over a five year period certain and shall be payable quarterly commencing on October 1, 2001. Upon such termination, an amount shall be invested by Liberty Federal in a tax deferred annuity for the benefit of such participant and his designated beneficiaries, which tax deferred annuity will provide for substantially equal quarterly payments of the amount determined above, over a period of 5 years commencing on October 1, 2001. In connection with the termination of the Liberty Federal Deferred Compensation Plans, Alliance shall obtain a written release from each participant in the Liberty Federal Deferred Compensation Plans (in form and substance reasonably satisfactory to COFI) releasing Alliance, Liberty Federal, their respective successors in interest, their respective officers and directors, and all fiduciaries under the Liberty Federal Deferred Compensation Plans from any and all liabilities and obligations relating to the Liberty Federal Deferred Compensation Plans or the termination thereof, and the agreement of such participant to look solely to the tax-deferred annuity product purchased with his Elective Contribution Account in satisfaction of any and all obligations with respect to his benefit under the Liberty Federal Deferred Compensation Plans, recognizing that until such tax-deferred annuity is fully paid out to him and/or his beneficiaries such tax deferred annuity constitutes an asset of Liberty Federal (and any of its successors in interest) subject to the rights of the creditors of Liberty Federal (or its successors in interest).

                  (e) Grantor Trust. Alliance shall cause the Alliance Grantor Trust to be terminated by the mutual consent of Liberty Federal and the participants in each "Benefit Plan" (as such term is defined in the Grantor Trust) immediately prior to the Effective Time. Alliance acknowledges that the only assets, if any, that will be in the Grantor Trust at the time of termination thereof will be cash equal to the Elective Contribution Accounts of participants in the Liberty Federal
         Deferred Compensation Plans, which amounts are to be remitted to Liberty Federal by the Trustee of the Alliance Grantor Trust and invested by Liberty Federal in the tax-deferred annuities referred to in Section 6.15(d) above.

         6.16 Alliance General Severance Plan. The parties agree that notwithstanding anything contained to the contrary in this Agreement, Alliance and Liberty Federal shall be permitted to adopt prior to the Effective Time a general severance plan for the full time employees of Alliance and Liberty Federal who are not covered by any employment, severance, change in control or similar agreement or arrangement, in the form of Exhibit G, and at the Effective Time, COFI shall assume and honor the obligations of Alliance thereunder and COFI shall cause Charter One Bank to assume and honor the obligations of Liberty Federal thereunder.

         6.17 Advisory Board Membership. At the Effective Time, each member of the Alliance Board shall be offered the opportunity to become a member of the Alliance Bancorp Advisory Board to be established by COFI for a three year term, which advisory board shall advise COFI with respect to the geographic areas in which Liberty Federal operates as of the date hereof. Each advisory board member shall receive a quarterly fee, in arrears, in the amount of $6,250.00 during his service as an advisory director. Notwithstanding the foregoing, any Person serving on such advisory board who subsequently becomes a director of COFI or any COFI Subsidiary shall cease to be a member of such advisory board on the date that he or she commences serving as a director of COFI or any COFI Subsidiary.

         6.18     COFI Liquidated Damages.

                  (a) If (i) the Alliance Board shall have failed to unanimously recommend adoption of this Agreement to the Alliance shareholders, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of COFI, (ii) Alliance shall be in material and willful breach of any of its covenants contained in this Agreement such that COFI shall be entitled to terminate this Agreement pursuant to Section 8.01(b) after the occurrence of any Acquisition Proposal, or (iii) the shareholders of Alliance do not adopt this Agreement at the Alliance Meeting after the occurrence of any Acquisition Proposal, then in any such event (except as provided in



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         Section 6.18(b)), upon termination of this Agreement Alliance shall pay
         COFI $9 million as agreed upon liquidated damages. In addition, the $9 million liquidated damages shall be payable by Alliance to COFI upon a termination of this Agreement by Alliance pursuant to Section 8.01(f). No liquidated damages shall be payable pursuant to this Section 6.18(a) if either (x) COFI has acquired any shares pursuant to the exercise of its Option (as defined in the Stock Option Agreement), Alliance has repurchased the Option pursuant to the Stock Option Agreement or Alliance has paid COFI the Surrender Price (as defined in the Stock Option Agreement) pursuant to the Stock Option Agreement or (y) COFI refuses to execute and deliver a written release of all of COFI's rights under the Stock Option Agreement against delivery and payment of the $9 million set forth above. Any payment made pursuant to this
         Section 6.18(a) shall be made in immediately available funds upon demand.

                  (b) The liquidated damages provided for in Section 6.18(a) shall not be payable if Alliance properly terminates this Agreement pursuant to Section 8.01(b) or 8.01(d)(i).

         6.19 Notification of Certain Matters. Each of Alliance and COFI shall give prompt written notice to the other of any fact, event or circumstance known to it that (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it, (b) would cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein as of the date of this Agreement or (c) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein arising from facts, events or circumstances after the date of this Agreement. Provided however, any notice by Alliance to COFI pursuant to Section 6.19(c) relating to Section 5.03(p) shall be accompanied by a report from an environmental consultant stating either (i) there is no potential liability under the Environmental Laws or relating to Materials of Environmental Concern and no remediation action is necessary or (ii) the estimated maximum potential liability (inclusive of remediation obligations) under the Environmental Laws or relating to Materials of Environmental Concern.

                                   ARTICLE VII

                CONDITIONS TO CONSUMMATION OF THE COMPANY MERGER

         7.01 Conditions to Each Party's Obligation to Effect the Company Merger. The respective obligation of each of COFI, Charter Michigan and Alliance to consummate the Company Merger is subject to the fulfillment or written waiver by COFI (on behalf of itself and Charter Michigan) and Alliance prior to the Effective Time of each of the following conditions:

                  (a) Alliance Shareholder Approval. This Agreement shall have been duly adopted by the requisite vote of the shareholders of Alliance under the DGCL and the Alliance Certificate.

                  (b) Regulatory Approvals. All regulatory approvals required to consummate the Company Merger shall have been obtained and shall remain in full force and effect and all



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



         statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements which the COFI Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on COFI or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the COFI Board reasonably determines would either before or after the Effective Time be unduly burdensome.

                  (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Company Merger.

                  (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (e) Blue Sky Approvals. All permits and other authorizations under state securities laws necessary to consummate the Company Merger and to issue the shares of COFI Common Stock in the Company Merger shall have been received and shall be in full force and effect.

                  (f) Listing. The shares of COFI Common Stock to be issued in the Company Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (g) Permits, Authorizations. Each of COFI, Charter Michigan and Alliance shall have obtained all permits, authorizations, waivers, approvals and consents required for the lawful consummation of the Company Merger, unless the failure to obtain the foregoing is not reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect on Alliance or COFI.

         7.02 Conditions to Obligation of Alliance. The obligation of Alliance to consummate the Company Merger is also subject to the fulfillment or written waiver by Alliance prior to the Effective Time of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of COFI and Charter Michigan set forth in this Agreement shall be true and correct in all material respects, subject in the case of Specified Representations to the standard set forth in Section 5.02, as of the date of this Agreement and as of the Effective Time as though made anew on and as of the Effective Time (except that (i) representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date and (ii) and no information provided by COFI pursuant to
         Section 6.19(c) shall cause any of the representations and warranties in Section 5.04 to be untrue or incorrect as of the



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



         Effective Time unless such information individually, or taken together with other facts, events and circumstances, is material, or is reasonably likely to become material, to the consolidated financial condition or the consolidated results of operations of COFI).

                  (b)   Performance  of  Obligations  of  COFI.   COFI  and  its
         Subsidiaries shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.

                  (c) No Material Adverse Effect. No fact, event or circumstance (inclusive of material litigation which has a reasonable likelihood of being adversely determined) has occurred individually, or taken together with other facts, events and circumstances, that has resulted in, or is reasonably likely to result in, a Material Adverse Effect on COFI.

                  (d) Officer's Certificate. Alliance shall have received a certificate, dated the Effective Date, signed on behalf of COFI by its Chief Executive Officer or Chief Financial Officer to the effect that the conditions set forth in Sections 7.02(a) - (c) have been satisfied.

                  (e) Opinion of Alliance's Counsel. Alliance shall have received an opinion of Luse Lehman Gorman Pomerenk & Schick, P.C., special counsel to Alliance, dated the date of or shortly prior to the first mailing of the Proxy Statement and the Effective Date, to the effect that, on the basis of facts, representations and customary assumptions set forth in such opinion, the Company Merger constitutes a "reorganization" within the meaning of Section 368 of the Code. In rendering its opinion, Luse Lehman Gorman Pomerenk & Schick, P.C. may require and rely upon representations contained in letters from Alliance, COFI and others.

         7.03 Conditions to Obligation of COFI and Charter Michigan. The obligation of COFI and Charter Michigan to consummate the Company Merger is also subject to the fulfillment or written waiver by COFI (on behalf of itself and Charter Michigan) prior to the Effective Time of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Alliance set forth in this Agreement shall be true and correct in all material respects, subject in the case of Specified Representations to the standard set forth in Section 5.02, as of the date of this Agreement and as of the Effective Time as though made anew on and as of the Effective Time (except that (i) representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date, and (ii) no information with respect to Section 5.03(h), (p), (q), (r) and (y) provided by Alliance pursuant to Section 6.19(c), or discovered by COFI pursuant to any environmental investigation undertaken by it pursuant to Section 6.05(a), shall cause any such representations and warranties of Alliance to be untrue or incorrect as of the Effective Time, unless such information individually, or taken together with other facts, events and circumstances, is material, or is reasonably likely to become material, to the consolidated financial condition or the consolidated results of operations of Alliance.

                  (b) Performance of Obligations of Alliance. Alliance and its Subsidiaries shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time

                  (c) No Material Adverse Effect. No fact, event or circumstance (inclusive of material litigation which has a reasonable likelihood of being adversely determined) has occurred individually, or taken together with other facts, events and circumstances, that has resulted in, or is reasonably likely to result in, a Material Adverse Effect on Alliance.

                  (d) Dissenters Rights. The holders of not more than 7% of the outstanding Alliance Common Stock have dissented from the Company Merger and preserved, as of the Effective Time, the right to pursue their right of appraisal for the fair value of their shares under the DGCL.

                  (e) Officer's Certificate. COFI shall have received a certificate, dated the Effective Date, signed on behalf of Alliance by its Chief Executive Officer or Chief Financial Officer to the effect that the conditions set forth in Sections 7.03(a) - (d) have been satisfied.

                  (f) Opinion of COFI's Counsel. COFI shall have received an opinion of Silver, Freedman & Taff, L.L.P., special counsel to COFI, dated the date of or shortly prior to the first mailing of the Proxy Statement and the Effective Date, to the effect that, on the basis of facts, representations and customary assumptions set forth in such opinion, the Company Merger constitutes a "reorganization" under
         Section 368 of the Code. In rendering its opinion, Silver, Freedman & Taff, L.L.P. may require and rely upon representations contained in letters from COFI, Alliance and others.

                                  ARTICLE VIII

                                   TERMINATION

         8.01 Termination. This Agreement may be terminated, and the Transactions may be abandoned:

                  (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of COFI and Alliance, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

                  (b) Breach. At any time prior to the Effective Time, by COFI or Alliance, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either:
         (i) a breach by the other party of any representation or warranty contained herein, which breach would cause the condition in Section 7.02(a) or 7.03(a), as applicable, to not be satisfied and which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party in any material respect of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

                  (c) Delay. At any time prior to the Effective Time, by COFI or Alliance, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Company Merger is not consummated by October 31, 2001, except to the extent that the failure of the Company Merger to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

                  (d) No Approval. By Alliance or COFI, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Company Merger shall have been denied by final nonappealable action of such Governmental Authority or (ii) the Alliance shareholder approval required by Section 7.01(a) is not obtained at the Alliance Meeting.

                  (e) Failure to Recommend, Etc. By COFI, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time prior to the adoption of this Agreement by the Alliance shareholders, if the Alliance Board shall have failed to unanimously recommend adoption of this Agreement to the Alliance shareholders, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of COFI.

                  (f) Acquisition Proposal. By Alliance, if its Board of Directors so determines by vote of a majority of the members of its entire Board, for the sole purpose of permitting Alliance to enter into an agreement in respect of an Acquisition Proposal which provides more favorable consideration to Alliance's shareholders from a financial point of view than the consideration to be received by such shareholders in the Company Merger; provided however, Alliance's right of termination hereon shall only apply if it and the Alliance Board have complied with the obligations set forth in Sections 6.02 and 6.06.

         8.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Company Merger pursuant to this
Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) under Section 6.18 or as otherwise set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination. Provided, however, if COFI pursues its rights under
Section 6.18, and is paid liquidated damages by Alliance as provided in Section 6.18, then neither COFI nor Charter Michigan shall be entitled to any other relief. Nothing contained herein shall diminish the rights of COFI under the Stock Option Agreement which may be separately exercised and enforced pursuant to the terms and provisions thereof.




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



                                   ARTICLE IX

                                  MISCELLANEOUS

         9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than the agreements and covenants contained in Article III, and Sections 6.13, 6.14, 6.15, 6.16, 6.17 and this Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.05(b), 6.18 and 8.02 and this Article IX which shall survive such termination).

         9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the Board of Directors of the party benefitted by the provision, or (ii) amended or modified at any time, by action of the Boards of Directors of the parties pursuant to an agreement in writing between the parties executed in the same manner as this Agreement, except that after the Alliance Meeting no such action shall be taken to change or alter the form and the amount of the Merger Consideration.

         9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

         9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law or of the MBCA are applicable).

         9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby. Printing and mailing expenses of the Proxy Statement shall be paid by Alliance and fees payable to the SEC in connection with the Registration Statement shall be paid by COFI.

         9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.




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



If to Alliance, to:

                         Alliance Bancorp
                         One Grant Square
                         Hinsdale, Illinois 60521

                         Attention: Fredric G. Novy, Chairman of the Board
                                                and
                                    Kenne P. Bristol, Chief Executive Officer

With a copy to:

                         Luse Lehman Gorman Pomerenk & Schick, P.C.
                         5335 Wisconsin Avenue, N.W., Suite 400
                         Washington, D.C.  20015

                         Attention: John Gorman

  If to COFI or Charter Michigan, to:

                         Charter One Financial, Inc.
                         1215 Superior Avenue
                         Cleveland, Ohio 44114

                         Attention: Charles J.  Koch, Chief Executive Officer
                                                 and
                                    Robert J.  Vana, Chief Corporate Counsel

With a copy to:

                         Silver, Freedman & Taff LLP
                         1100 New York Avenue, N.W.
                         7th Floor East
                         Washington, D.C.  20005

                         Attention: Barry Taff

         9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement , the Stock Option Agreement, and the Confidentiality Agreement between COFI and Alliance dated November 20, 2000 represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than the Stock Option Agreement and the aforesaid Confidentiality Agreement). However, in the event of any conflict between any of the terms of the aforesaid Confidentiality Agreement and the terms of this Agreement, the terms of this Agreement shall be controlling. Except with respect to Sections 6.13, 6.14, 6.15, 6.16 and 6.17, nothing in this Agreement is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.08 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                             *          *          *


         The parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                                CHARTER ONE FINANCIAL, INC.


                                By \s\Robert J. Vana
                                   ------------------------------------
                                   Name:  Robert J. Vana
                                   Title: Senior Vice President,
                                          Chief Corporate Counsel and
                                          Corporate Secretary

                                CHARTER MICHIGAN BANCORP, INC.


                                By \s\Robert J. Vana
                                   ------------------------------------
                                   Name:  Robert J. Vana
                                   Title: Senior Vice President,
                                          Chief Corporate Counsel and
                                          Corporate Secretary

                                ALLIANCE BANCORP


                                By \s\Kenne P. Bristol
                                   -----------------------------------
                                   Name:  Kenne P. Bristol
                                   Title: Chief Executive Officer and
                                          President














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